QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1

April 4, 2008

To our Shareholders:

On behalf of our Board of Directors and management, I am pleased to invite you to the 2008 Annual and Special Meeting of Shareholders of MI Developments Inc. to be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, at 10:30 a.m. (Toronto time) on Wednesday, May 7, 2008.

In addition to the other business to be carried out at the Meeting, you have the opportunity to vote on a shareholder proposal made by Greenlight Capital, Inc. The full text of Greenlight's proposal and supporting statement is included in Exhibit C to the attached Circular.

The Corporation's Board believes that Greenlight's proposal does not accurately describe the recommendations adopted by the Board in 2005, nor does it accurately describe the circumstances surrounding the Corporation and its business and investment in MEC, all of which must be considered when assessing the implementation of those recommendations. Greenlight's proposal must also be considered in light of the reorganization proposal received by the Corporation on March 31, 2008 on behalf of various shareholders, including the Stronach Trust. A preliminary review of the reorganization proposal suggests that, if implemented, it would significantly alter the circumstances surrounding the Corporation and its business and investment in MEC and address many of the issues raised by Greenlight. The reorganization proposal is supported by shareholders owning more than 50% of the outstanding Class A Subordinate Voting Shares and approximately 95% of the outstanding Class B Shares.

The Corporation has been advised that the Stronach Trust and other associates of Mr. Stronach intend to vote against the Greenlight proposal and, given that these entities control a majority of the votes attaching to the Corporation's shares, this means that the Greenlight proposal will be defeated.

Please refer to the "Statement from the Corporation's Board" included in the attached Exhibit C for additional information relating to the Greenlight proposal and the reorganization proposal. For the reasons set out in the Board's statement, the Board believes that it is not necessary to make any recommendation with respect to the Greenlight proposal.

I hope you can attend but, in any case, your vote is important and your shares should be represented at the Meeting. If you are unable to attend, please complete, date and sign the enclosed proxy form, and return it in accordance with the instructions set out in the proxy form. Even if you plan to attend the Meeting, you may find it convenient to express your views in advance by completing and returning the proxy form. The Notice of Meeting, Management Information Circular/Proxy Statement and proxy form for our Class A Subordinate Voting Shares and Class B Shares are enclosed with this letter.

I look forward to seeing you at the Annual and Special Meeting of Shareholders on May 7.

Yours truly,

JOHN D. SIMONETTI
Chief Executive Officer

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

        NOTICE is hereby given that the Annual and Special Meeting (the "Meeting") of the Shareholders of MI Developments Inc. (the "Corporation") will be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, on Wednesday, May 7, 2008, commencing at 10:30 a.m. (Toronto time) for the following purposes:

(a)
to receive and consider the Annual Report, including the Consolidated Financial Statements of the Corporation for the financial year ended December 31, 2007 and the Auditor's Report thereon;

(b)
to elect directors;

(c)
to re-appoint the Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors of the Corporation, and authorize the Audit Committee to fix the Auditor's remuneration;

(d)
to consider and, if deemed appropriate, adopt a resolution, the full text of which is set out in Exhibit A of the accompanying Management Information Circular/Proxy Statement, confirming certain amendments to the by-laws of the Corporation;

(e)
to consider, and if thought advisable, to pass a resolution, the full text of which is set out in Exhibit C of the accompanying Management Information Circular/Proxy Statement, relating to a shareholder proposal (the "Shareholder Proposal"); and

(f)
to transact such further or other business or matters as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Only shareholders of record at the close of business on March 20, 2008 will be entitled to notice of, to attend and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof.

        A Management Information Circular/Proxy Statement and a form of proxy are enclosed with this Notice of Annual and Special Meeting of Shareholders. The Management Information Circular/Proxy Statement provides additional information concerning the matters to be dealt with at the Meeting. If you are unable to be present at the Meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope provided for that purpose in accordance with the instructions set out in the section entitled "Appointment and Revocation of Proxies" of the enclosed Management Information Circular/Proxy Statement. To be effective, proxies must be received by 5:00 p.m. (Toronto time) on May 5, 2008, or on the second business day preceding the day of any adjournment(s) or postponement(s) of the Meeting, at one of the following locations: (a) Computershare Investor Services Inc., the Corporation's registrar and transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department; or (b) the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario, Canada L4G 7A9, addressed to the Secretary of the Corporation. Shareholders may elect to vote by use of the telephone or via the Internet in accordance with the instructions on the applicable form of proxy.

By order of the Board of Directors.

April 4, 2008 Aurora, Ontario	RICHARD J. CROFTS Executive Vice-President, Corporate Development, General Counsel and Secretary

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

        This Management Information Circular/Proxy Statement (the "Circular") is furnished to shareholders of MI Developments Inc. (the "Corporation" or "MID") in connection with the solicitation by and on behalf of the management of the Corporation of proxies to be used at the Annual and Special Meeting of Shareholders (the "Meeting") of the Corporation to be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, on Wednesday, May 7, 2008, commencing at 10:30 a.m. (Toronto time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the attached Notice of Annual and Special Meeting of Shareholders (the "Notice").

        This Circular, the Notice and the accompanying form(s) of proxy are being mailed on or about April 11, 2008 to shareholders of the Corporation of record as of the close of business on March 20, 2008. The Corporation will bear all costs associated with the preparation and mailing of this Circular, the Notice and the accompanying form(s) of proxy, as well as the cost of the solicitation of proxies. The solicitation will be primarily by mail; however, officers and regular employees of the Corporation may also directly solicit proxies (but not for additional compensation) personally, by telephone, by facsimile or by other means of electronic transmission. Banks, brokerage houses and other custodians and nominees or fiduciaries will be requested to forward proxy solicitation material to their principals and to obtain authorizations for the execution of proxies and will be reimbursed for their reasonable expenses in doing so.

        All amounts referred to in this Circular are presented in United States dollars, unless otherwise noted.

APPOINTMENT AND REVOCATION OF PROXIES

Registered Holders

        The persons named in the accompanying form(s) of proxy are officers of the Corporation. A shareholder has the right to appoint a person (who need not be a shareholder of the Corporation) as nominee to attend and act for and on such shareholder's behalf at the Meeting other than the management nominees named in the accompanying form(s) of proxy. This right may be exercised by inserting in the blank space the name of the person the shareholder wishes to appoint as proxyholder, or by completing, signing and submitting another proper form of proxy naming such person as proxyholder.

        Shareholders desiring to be represented at the Meeting by proxy must deposit their forms of proxy at one of the following locations:

  (a)
  the offices of Computershare Investor Services Inc., our registrar and transfer agent (the "transfer agent") at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department; or

  (b)
  the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario, Canada L4G 7A9, addressed to the Secretary of the Corporation,

by 5:00 p.m. (Toronto time) on May 5, 2008 or on the second business day preceding the day of any adjournment(s) or postponement(s) of the Meeting, at which the proxy is to be used. A revocation of proxy may also be deposited with the Chairman of the Meeting on the day of the Meeting, or any adjournment(s) or postponement(s) thereof. If a shareholder who has completed a proxy attends the Meeting in person, any votes cast by such shareholder on a poll will be counted and the proxy will be disregarded.

        Registered shareholders may also, rather than returning the proxy by mail or hand delivery, elect to vote by use of the telephone or the Internet. Those registered holders electing to vote by telephone require a touch-tone telephone to transmit their voting preferences. Registered holders electing to vote by telephone or via the Internet must follow the instructions included in the form(s) of proxy received from the Corporation.

Non-Registered Holders

        Only registered holders and persons appointed as proxyholders are permitted to attend and vote at the Meeting. However, in many cases, shares beneficially owned by a holder (a "Non-Registered Holder") are registered either:

  (a)
  in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of registered plans; or

  (b)
  in the name of a clearing agency (such as The Canadian Depository for Securities Limited and, in the United States, The Depository Trust Company) of which the intermediary is a participant.

        The Notice, this Circular and the accompanying form(s) of proxy or voting information form ("VIF") (collectively, the "meeting materials") are being sent to both registered and non-registered owners of Class A Subordinate Voting Shares and Class B Shares. In accordance with National Instrument 54-101 — Communication with Beneficial Owners of Securities of Reporting Issuers, the Corporation is delivering the meeting materials directly to those of its Non-Registered Holders who do not object to ownership information about them being disclosed to the Corporation (called "NOBOs" for Non-Objecting Beneficial Owners).

        If you are a Non-Registered Holder, and the Corporation or the transfer agent has sent these materials directly to you, your name and address and information about your holdings of Class A Subordinate Voting Shares and/or Class B Shares have been obtained in accordance with applicable securities legislation from the intermediary holding such shares on your behalf. By choosing to send the meeting materials to you directly, the Corporation has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions. As a result, NOBOs can expect to receive a scannable VIF from our transfer agent. These VIFs are to be completed and returned by the designated time to the transfer agent in the envelope provided or by facsimile. In addition, the transfer agent provides both telephone voting and Internet voting as described on the VIF, which contains complete instructions. The transfer agent will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs that the transfer agent receives.

        If you are a Non-Registered Holder and have not received the meeting materials directly from the Corporation or the transfer agent, you should follow the instructions received from the intermediary through which your shares are held. Intermediaries often use service companies to forward the meeting materials to Non-Registered Holders. Generally, Non-Registered Holders will either:

  (a)
  be given a VIF, which must be completed and signed by the Non-Registered Holder in accordance with the directions set out on the VIF (which may, in some cases, allow for voting by telephone or Internet); or

  (b)
  less typically, be given a proxy that has already been signed by the intermediary (usually by way of a facsimile, stamped signature), that is restricted as to the number of shares beneficially owned by the Non-Registered Holder, but that is otherwise not fully completed. In this case, the Non-Registered Holder who wishes to submit the proxy should otherwise properly complete and deposit it with Computershare Investor Services Inc., as described above. This proxy need not be signed by the Non-Registered Holder.

        The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders that wish to vote in person at the Meeting must insert their name in the space provided on the form of proxy or VIF and adhere to the signing and return instructions provided on the form.

Revocation

        A registered shareholder and a Non-Registered Holder who has received the meeting materials directly from the Corporation or the transfer agent may revoke a VIF or proxy that has already been deposited by:

  (a)
  completing and signing a proxy or a VIF bearing a later date and depositing it with the Corporation or Computershare Investor Services Inc. as described under "— Registered Holders" above;

  (b)
  depositing an instrument in writing executed by the holder or by the holder's attorney authorized in writing: (i) at the Corporation's registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment(s) or postponement(s) of the Meeting, at which the proxy is to be used, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) or postponement(s) of the Meeting; or

  (c)
  in any other manner permitted by law.

        A Non-Registered Holder who has not received the meeting materials directly from the Corporation or the transfer agent may revoke a VIF or proxy that has been given to an intermediary at any time by written notice to the intermediary or to the service company that the intermediary uses, except that the intermediary is not required to act on a revocation of a VIF or proxy that is not received by such intermediary at least seven days prior to the Meeting.

VOTING OF PROXIES

        The shares represented by any valid proxy in favour of the management nominees named in the accompanying form(s) of proxy will be voted for or against or withheld from voting on the election of directors, the re-appointment of the Auditor, based on the recommendation of the Audit Committee of the Board of Directors of the Corporation (the "Board"), and the authorization of the Audit Committee of the Board to fix the remuneration of the Auditor, the amendments to the by-laws of the Corporation, and the Shareholder Proposal, in accordance with any specific instructions made by a shareholder on the form(s) of proxy. In the absence of any such specific instructions, such shares will be voted by the designated management representatives FOR the election as directors of the management nominees named in this Circular, FOR the re-appointment of Ernst & Young LLP as Auditor and the authorization of the Audit Committee to fix the Auditor's remuneration and FOR the amendments to the by-laws of the Corporation. In relation to the Shareholder Proposal, the proxyholder will withhold from voting where a choice for such matter is not specified.

        The accompanying form(s) of proxy confers discretionary authority upon the persons named therein with respect to any amendments or variations to matters identified in the Notice and with respect to such other business or matters which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. As of the date of this Circular, the Corporation is not aware of any such amendments or variations or any other matters to be addressed at the Meeting.

RECORD DATE

        The Board has fixed the close of business on March 20, 2008 as the record date (the "Record Date") for the Meeting. Only holders of record of Class A Subordinate Voting Shares and Class B Shares at the close of business on the Record Date are entitled to receive notice of and to attend and vote at the Meeting, except that: (i) in accordance with applicable law, a transferee of Class A Subordinate Voting Shares or Class B Shares acquired after the Record Date shall be entitled to vote at the Meeting if such transferee produces properly endorsed share certificates or otherwise establishes ownership of such shares and has demanded in writing, not later than ten days before the day of the Meeting or any adjournment(s) or postponement(s) thereof, that the name of such transferee be included on the list of shareholders entitled to vote at the Meeting; and (ii) a holder of Class A Subordinate Voting Shares issued by the Corporation after the Record Date in connection with the exercise of stock options or conversion rights to acquire such shares shall be entitled to vote at the Meeting in person or by proxy if such holder establishes ownership of such shares to the satisfaction of the Secretary of the Corporation or the Chairman of the Meeting prior to the Meeting or any adjournment(s) or postponement(s) thereof.

VOTING SECURITIES AND THEIR PRINCIPAL HOLDERS

        As at March 20, 2008, there were issued and outstanding 46,160,564 Class A Subordinate Voting Shares. Holders of Class A Subordinate Voting Shares are entitled to cast one vote per Class A Subordinate Voting Share held by them on each matter to be acted on at the Meeting.

        As at March 20, 2008, there were issued and outstanding 547,413 Class B Shares. Holders of Class B Shares are entitled to cast 500 votes per Class B Share held by them on each matter to be acted on at the Meeting. Holders of Class B Shares are entitled, at any time and from time to time, to convert each Class B Share into a Class A Subordinate Voting Share on a one-for-one basis.

        As at March 20, 2008, the votes attached to our Class A Subordinate Voting Shares represented approximately 14.4% of the aggregate voting rights attached to our securities.

        Under applicable Canadian law, an offer to purchase Class B Shares would not necessarily result in an offer to purchase Class A Subordinate Voting Shares. Accordingly, the Corporation's articles of amalgamation provide that the Class A Subordinate Voting Shares are convertible into Class B Shares on a one-for-one basis, at the option of the holder, upon an offer being made for the Class B Shares where:

  (1)
  by reason of applicable securities legislation or stock exchange requirements, the offer must be made to all holders of Class B Shares; and

  (2)
  no equivalent offer is made for the Class A Subordinate Voting Shares;

for the purpose of allowing the holders of the Class A Subordinate Voting Shares to tender into such offer.

        The following table sets forth information with respect to the only shareholders known to the directors or officers of the Corporation to own beneficially, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding Class A Subordinate Voting Shares or Class B Shares of the Corporation, as at March 20, 2008:

	Class of Shares	Number of Shares		Percentage of Class
Mackenzie Financial Corporation(1)	Class A	9,007,641		19.5%
Hotchkis and Wiley Capital Management, LLC(1)	Class A	5,505,700		11.9%
Greenlight Capital, Inc.(2)	Class A	4,975,000		10.8%
Donald Smith & Co., Inc.(3)	Class A	4,711,000		10.2%
Stronach Trust	Class B	363,414	(4)	66.4%
Magna Deferred Profit Sharing Plan (Canada)	Class B	55,797		10.2%

Notes:

(1)
Based on documents filed with the United States Securities and Exchange Commission (the "SEC") dated February 14, 2008.

(2)
Based on documents filed with the SEC dated March 7, 2008.

(3)
Based on documents filed with the SEC dated February 8, 2008.

(4)
These Class B Shares are held by 445327 Ontario Limited, over 99.9% of whose voting securities are directly owned by the Stronach Trust. Mr. Frank Stronach, Chairman of the Corporation, Magna International Inc. ("Magna") and Magna Entertainment Corp. ("MEC"), and three other members of his family are the trustees of the Stronach Trust. Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for all purposes other than for U.S. securities law purposes. Taking into account the shares directly or indirectly owned by, or over which direct or indirect control or direction is exercised by, the Stronach Trust and certain acquisition corporations and estate planning vehicles, associates of Mr. Stronach control approximately 67.1% of the votes carried by MID's outstanding Class B Shares and Class A Subordinate Voting Shares. For more information relating to the shareholdings of the associates of Mr. Stronach, including the Stronach Trust, please refer to the table and footnote 1 under the heading "Board of Directors" below.

        The Corporation has been advised that the associates of Mr. Stronach, including the Stronach Trust, intend to vote their Class A Subordinate Voting Shares and Class B Shares for the election of the management nominees named in this Circular as directors of the Corporation, for the re-appointment of Ernst & Young LLP as Auditor and the authorization of the Audit Committee of the Board of Directors to fix the Auditors' remuneration, for the amendments to the by-laws of the Corporation, and against the Shareholder Proposal.

ANNUAL MEETING MATTERS

FINANCIAL STATEMENTS AND AUDITOR'S REPORT

        Management, on behalf of the Board, will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Corporation for the financial year ended December 31, 2007 and the Auditors' Report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. The Consolidated Financial Statements and Auditors' Report are included in the Corporation's 2007 Annual Report, which is available on the Corporation's website at www.midevelopments.com.

RE-APPOINTMENT OF AUDITOR

        At the Meeting, the shareholders will be asked to re-appoint Ernst & Young LLP as the Auditor of the Corporation, based on the recommendation of the Audit Committee and the Board. Ernst & Young LLP has been the Auditor of the Corporation since the Corporation's spin-out as a public company from Magna on August 29, 2003. The persons named in the accompanying forms of proxy will, in the case of a ballot and in the absence of specifications or instructions to withhold from voting on the form of proxy, vote for the re-appointment of Ernst & Young LLP as the Auditor of the Corporation to hold office until the next annual meeting of shareholders of the Corporation and to authorize the Audit Committee to fix the Auditors' remuneration.

        Representatives of Ernst & Young LLP are expected to attend the Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

BOARD OF DIRECTORS

Election of Directors

        Under the Articles of the Corporation, the Board is to consist of a minimum of three and a maximum of 15 directors. The Amalgamation Agreement dated August 29, 2003, by which the Corporation was formed, authorized the directors to determine the number of directors of the Corporation from time to time. Pursuant to that authorization, 11 persons are being nominated at this time. The term of office of each currently-serving director expires at the time of the Meeting unless successors are not elected, in which case the directors remain in office until their successors are elected or appointed in accordance with applicable law and the Corporation's by-laws.

        Management proposes to nominate, and the persons named in the accompanying form(s) of proxy will vote for (in the absence of specifications or instructions to withhold from voting on the proxy) the election of the 11 persons whose names are set forth below, all of whom are now and have been directors for the periods indicated, but will not vote for a greater number of persons than the number of nominees named in the form of proxy. Management does not contemplate that any of the nominees will be unable to serve as a director. If, as a result of circumstances not now contemplated, any nominee is unavailable to serve as a director, the proxy will be voted for the election of such other person or persons as management may select. Each director elected will hold office until the next annual meeting of shareholders of the Corporation, or until his/her respective successor is elected or appointed in accordance with applicable law and the Corporation's by-laws.

        The following table sets forth information with respect to each of the 11 management nominees for director, including the number of securities of MID and MEC beneficially owned, directly or indirectly, or over which control or direction is exercised by each such nominee, as at March 20, 2008. The value of MID securities noted below was calculated based on the March 20, 2008 closing price of the Corporation's Class A Subordinate Voting Shares on the New York Stock Exchange and Class B Shares on the Toronto Stock Exchange.

Frank Stronach, 75 Oberwaltersdorf, Austria	Mr. Stronach is the founder and Chairman of Magna, the most diversified automotive components supplier in the world. Mr. Stronach was born in Weiz, Austria and immigrated to Canada in 1954 with a working background in tool and machine engineering. In 1957, he formed a tool and die company in Toronto, Multimatic Investments Limited, which subsequently expanded into the production of automotive components. In 1969, Multimatic Investments Limited merged with Magna Electronics Corporation Limited (which ultimately became Magna International Inc.), with Mr. Stronach as one of the controlling shareholders. Under Mr. Stronach's leadership, Magna launched a major North American expansion in the mid to late 1980s and a major global expansion in the early 1990s, which saw Magna broaden its base of operations in Europe, Asia and South America. In 1999, Mr. Stronach became the founder and Chairman of MEC and is currently MEC's Interim Chief Executive Officer. Mr. Stronach is a leading owner of thoroughbred racehorses in North America. He has served on numerous corporate, government and university boards and has provided assistance to a wide range of charitable and community service organizations. Mr. Stronach is the recipient of numerous honourary degrees and awards, including induction into the Canadian Business Hall of Fame.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
August 29, 2003	Board (Chairman)	8 of 12	Class A Subordinate Voting Shares	50,650(1)
			Class B Shares	429,284(1)
			Total Value of MID Securities	$10,520,153
Independent Director	Other Public Boards/Committees		MEC Securities Owned, Controlled or Directed
No	Magna International Inc.	Since 1968	Class A Shares	12,571,403(2)
	Magna Entertainment Corp.	Since 2001	Class B Shares	4,380,676(3)
			Stock Options	1,000,000(4)

Dennis J. Mills, 61 Ontario, Canada	Mr. Mills is currently employed by Magna, where he served as Vice-President from 1984 to 1987. Previously, Mr. Mills served as a Member of Parliament in Canada's federal parliament from 1988 to 2004. While a Member of Parliament, Mr. Mills was Parliamentary Secretary to the Minister of Industry from 1993 to 1996, the Parliamentary Secretary to the Minister of Consumer and Corporate Affairs from 1993 to 1995 and the Chair of the Committee studying the Industry of sport in Canada. Mr. Mills was the Senior Policy Advisor to the Cabinet Committee on Communications (1980-1984), Advisor to the Minister of Energy (1980-1981), Senior Advisor to the Minister of Multiculturalism (1980), and Senior Communications Advisor to the Prime Minister of Canada, The Right Honourable Pierre Elliott Trudeau (1980-1984). Mr. Mills served as MEC's Vice-Chairman from November 2004 until August 2007.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
August 30, 2004	Board (Vice-Chairman)	8 of 12	None

Independent Director			MEC Securities Owned, Controlled or Directed
No			None(5)

John Barnett, 63 Ontario, Canada	Mr. Barnett is currently the President and Chief Executive Officer of Rothmans, Benson & Hedges Inc. (appointed in 1998) and Rothmans Inc. (appointed in 1999). Mr. Barnett was President and Chief Executive Officer of Molson Breweries from 1995 to 1998 and was President and Chief Executive Officer of Molson Breweries U.S.A. Inc. from 1989 to 1995. Prior to 1988, Mr. Barnett held several senior positions with Carling O'Keefe. Mr. Barnett is a Fellow of the Institute of Chartered Accountants in England and Wales and a member of the Canadian Institute of Chartered Accountants. He is Chairman of the Canadian Special Olympics Foundation and a Director and Past President of ProAction, Cops & Kids. Mr. Barnett served on MEC's Board of Directors from November 2004 to May 2006. Mr. Barnett was a director of Mosaic Group, Inc. when the company filed for protection under the Companies' Creditors Arrangement Act (Canada) and Chapter 11 of the U.S. Bankruptcy Code in December 2002.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
May 2, 2006	Board (Lead Director)	11 of 12	Deferred Share Units(6)	5,533
	Audit (Chairman)	7 of 7	Stock Options(7)	10,000
	Special	14 of 15
			Total Value of MID Securities	$121,283
Independent Director	Other Public Boards/Committees		MEC Securities Owned, Controlled or Directed
Yes	Rothmans Inc.	Since 1999	Class A Subordinate Voting Shares	4,731

Barry B. Byrd, 52 Florida, USA	Mr. Byrd has been a partner of the law firm of Pineiro, Wortman & Byrd, P.A. in Palm Beach Gardens, Florida, since February of 2003. Prior to co-founding his current law firm, Mr. Byrd practised with Watterson, Hyland & Klett, P.A. in Palm Beach Gardens, Florida since 1996. Mr. Byrd has been practising law in the State of Florida for over 23 years and has been certified as a real estate specialist by the Florida Bar Association. He has been involved with numerous civic organizations in Palm Beach County, such as the Northern Palm Beaches Chamber of Commerce, where he acted as both President and director and the Abacoa Partnership for Community, where he is currently a director and the Chairperson. Mr. Byrd earned his B.A. in economics in 1977 and his J.D. in 1979, both from Stetson University, Florida. Mr. Byrd was formerly a director of Tritec Power Systems, Ltd., which ceased doing business in 2001, at which time a cease trade order was issued.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
August 29, 2003	Board	11 of 12	Class A Subordinate Voting Shares	55
			Deferred Share Units(6)	6,855
			Stock Options(7)	10,000
			Total Value of MID Securities	$151,466
Independent Director			MEC Securities Owned, Controlled or Directed
Yes			Class A Subordinate Voting Shares	22

Neil G. Davis, 52 Ontario, Canada	Mr. Davis is a partner with the law firm of Davis Webb LLP where he practices with an emphasis on municipal, planning and environmental work and expertise in commercial real estate and corporate law. Mr. Davis is a former director of Intier Automotive Inc. and Decoma International Inc. He serves as former Chairman of the Georgian Bay Land Trust, past Director of the Community Care Access Centre of Peel, past Governor of Sheridan College, past Chair of leadership gifts for YMCA Capital Campaign, and present and past Director of a number of local community organizations.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
March 17, 2005	Board	12 of 12	Deferred Share Units(6)	6,146
	Audit	7 of 7	Stock Options(7)	10,000
	Corporate Governance
	& Compensation	8 of 8	Total Value of MID Securities	$134,720
	Special (Chairman)	28 of 28
Independent Director
Yes

Philip K. Fricke, 62 New Jersey, USA	Mr. Fricke is the founder and President of PKF Financial Consultants, Inc., a strategic and financial planning, execution and communications firm for public companies that he started in 2001. Prior to that, Mr. Fricke spent more than 25 years working on Wall Street as a "sell side" securities analyst covering the automotive sector, principally at LF Rothschild, Goldman Sachs, and Prudential Securities, and most recently at CIBC Oppenheimer from September 1998 to November 1999 and at First Union Securities from January 2000 to March 2001. Mr. Fricke serves on the Board of Directors of Local.com Corporation. Mr. Fricke holds a B.A. in psychology, M.A. in psychology and M.B.A. in finance and economics, all from Fairleigh Dickinson University.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
August 29, 2003	Board	11 of 12	Deferred Share Units(6)	6,184
	Audit	6 of 7	Stock Options(7)	10,000
	Special	28 of 28
			Total Value of MID Securities	$135,553
Independent Director	Other Public Boards/Committees
Yes	Local.com Corporation	Since 2003

Manfred Jakszus, 63 Hinterbruehl, Austria	Mr. Jakszus is an independent investor and developer of real estate projects in Austria. Between 1980 and 1990, he held the position of head of facility management at Austrian Central Bank. Mr. Jakszus co-founded IG-Immobilien, the Austrian Central Bank's real estate subsidiary, in 1991. As managing director of IG-Immobilien from 1991 until 2002, Mr. Jakszus established administration, facilities management and real estate development departments. He also acted as chief executive officer of two real estate companies in Brussels and Amsterdam in the 1990s and has been involved in the development and renting of industrial real estate and shopping malls. Mr. Jakszus retired as managing director of IG-Immobilien in 2002.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
August 29, 2003	Board	12 of 12	Deferred Share Units(6)	10,891
	Corporate Governance		Stock Options(7)	10,000
	& Compensation	4 of 4
	Special	28 of 28	Total Value of MID Securities	$238,730
Independent Director
Yes

Heribert Polzl, 60 Ontario, Canada	Mr. Polzl is a real estate developer specializing in commercial and industrial properties. His companies provide a wide range of services and experience in development, construction management, property management and real estate brokerage. Mr. Polzl immigrated to Canada in 1969 with a degree in civil engineering from Austria.

Director Since	MID Securities Owned, Controlled or Directed
Nominated for election at the Meeting	None(7)
Independent Director
Yes

John D. Simonetti, 45 Ontario, Canada	Mr. Simonetti has served as our Chief Executive Officer since September 2004 and prior to that as our Vice-President and Chief Financial Officer since August 2003. Mr. Simonetti was appointed to our Board on March 8, 2005. Before joining our company, Mr. Simonetti was employed by Magna as Vice-President, Taxation, where he was involved in a broad range of financings, acquisitions, restructurings and other transactions for Magna and its operating groups, including our company. Mr. Simonetti joined Magna in September 1995. Prior to that, Mr. Simonetti was employed by Coopers & Lybrand in Toronto from 1985 to 1995, where his last position held was that of Tax Principal. Mr. Simonetti is a member of the Canadian Institute of Chartered Accountants.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
March 8, 2005	Board	12 of 12	Class A Subordinate Voting	10,000
			Stock Options(8)	150,000
			Total Value of MID Securities	$219,200
Independent Director			MEC Securities Owned, Controlled or Directed
No			Class A Subordinate Voting Shares	86

Judson Whiteside, 61 Ontario, Canada	Mr. Whiteside is a Senior Partner of Miller Thomson LLP and is the former Chair and Chief Executive Officer of that law firm. Mr. Whiteside is a former director of Tesma International Inc. Mr. Whiteside is also Past President of the Canadian Cancer Society, South Central Ontario, Member of the Board of Governors of the University of Waterloo, Chairman of the Board of the Miller Thomson Foundation, Past Director of the Direct Sellers Association, Director of the Markham Stouffville Hospital Foundation and Honorary Director of the Canadian Professional Golfers' Association.

Director Since	Board & Committees	2007 Attendance	MID Securities Owned, Controlled or Directed
March 17, 2005	Board	10 of 12	Deferred Share Units(6)	6,595
	Corporate Governance		Stock Options(7)	10,000
	& Compensation (Chairman)	8 of 8	Total Value of MID Securities	$144,562
Independent Director
Yes

Senator Rod A. A. Zimmer, 65 Manitoba, Canada	Senator Zimmer has been a member of the Senate of Canada since August 2005 and currently serves on the standing committees for National Security and Defence and for Transportation and Communications. Since 1993, he has been the President of The Gatehouse Corporation. From 1995 to 1998, he served as Vice-President (Festivals) for the Pan American Games Society Inc. From 1986 to 1993, he was the Vice-President of Marketing and Communications and then the Executive Vice-President for the Manitoba Lotteries Foundation and was also the Director of Project Management for the Canadian Sports Pool Corporation in Ottawa in 1984. From 1979 to 1984, he was Vice-President of Corporate Communications for CanWest Capital Corporation. As a philanthropist, he serves as a member of the boards of directors for the following organizations: Canadian Paralympic Foundation, Gold Medal Plates (2010 Olympics and Paralympics), Royal Winnipeg Ballet, the Burton Cummings Theatre, the Millennium Centre, Canadian Unity Council (Manitoba), and the Belinda Stronach Foundation. He also serves on the Honourary Council of the Royal Winnipeg Ballet, as a member of the Board of the Canadian Paralympic Foundation, and as Canadian Paralympic Foundation Liaison Director to the board of directors of the Canadian Paralympic Committee. He was awarded the 125th Anniversary of the Confederation of Canada Medal in 1992 and the Queen Elizabeth II Golden Jubilee Medal in 2002.

Director Since	MID Securities Owned, Controlled or Directed
March 27, 2008	None(7)
Independent Director
Yes

Notes:

(1)
865714 Ontario Inc. ("865714") was incorporated by Magna to provide a continuing separate vehicle for the acquisition of shares of Magna and the sale thereof to members of management of Magna. Pursuant to a unanimous shareholder agreement, Magna (which, as noted below, may be considered to be jointly controlled by the Stronach Trust and another entity for as long as the governance arrangements remain in place between them) has the right to direct 865714 with regard to disposing of any shares held by 865714. Mr. Stronach was not and is not a shareholder of 865714. As a result of the spin-out of the Corporation from Magna, 865714 holds 45,870 Class B Shares, representing approximately 7.2% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares.

Fair Enterprise Limited ("Fair Enterprise") owns directly 50,000 Class A Subordinate Voting Shares and 20,000 Class B Shares, which collectively represent approximately 3.1% of the votes carried by outstanding Class B Shares and Class A Subordinate Voting Shares. All of the shares of Fair Enterprise are held by an estate planning vehicle for the Stronach family. The members of the family of Mr. Stronach are, under certain circumstances, among the class of possible indirect beneficiaries under this vehicle. Mr. Stronach disclaims beneficial ownership of the Class B Shares and the Class A Subordinate Voting Shares of MID held by Fair Enterprise. However, for U.S. securities law purposes, he may be considered to share control or direction over such shares.

445327 Ontario Limited owns directly 363,414 Class B Shares, representing approximately 56.8% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares. Over 99.9% of the voting securities of 445327 Ontario Limited are owned by the Stronach Trust. Mr. Stronach is the exclusive representative for voting the shares of MID held by 445327 Ontario Limited solely in the manner directed by the Stronach Trust. Mr. Stronach and three other members of his family are the trustees of the Stronach Trust. Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for all purposes other than for U.S. securities law purposes.

Elfriede Stronach, the spouse of Mr. Stronach, owns 650 Class A Subordinate Voting Shares. Mr. Stronach disclaims beneficial ownership of such shares for purposes other than for U.S. securities law purposes.

Taking into account the shares directly or indirectly owned by, or over which direct or indirect control or direction is exercised by, Elfriede Stronach, the Stronach Trust, 865714 and Fair Enterprise, associates of Mr. Stronach control approximately 67.1% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares.

(2)
12,571,403 shares of Class A Subordinate Voting Stock of MEC are owned by Fair Enterprise, all of the shares of which are held by an estate planning vehicle for the Stronach family. Mr. Stronach disclaims beneficial ownership of the Class A Subordinate Voting Stock of MEC held by Fair Enterprise. However, for U.S. securities law purposes, he may be considered to share control or direction over such shares. The members of the family of Mr. Stronach are, under certain circumstances, among the class of possible indirect beneficiaries under this vehicle.

4,362,328 shares of Class A Subordinate Voting Stock of MEC are owned directly by the Corporation, which in turn is controlled by the Stronach Trust, an associate of Mr. Stronach. This figure excludes the 58,466,056 shares of Class A Subordinate Voting Stock of MEC issuable on conversion by the Corporation of its 58,466,056 directly or indirectly owned shares of Class B Stock of MEC.

865714, whose relationship with Mr. Stronach is described above, owns 18,348 shares of Class A Subordinate Voting Stock of MEC.

(3)
The Corporation directly or indirectly owns 58,466,056 shares of the Class B Stock of MEC, which is 100% of the outstanding Class B Stock of MEC.

(4)
Mr. Stronach holds personally the right to acquire 1,000,000 shares of Class A Subordinate Voting Stock of MEC issuable upon the exercise of stock options.

(5)
On March 7, 2005, MEC granted Mr. Mills options to acquire 100,000 shares of MEC Class A Subordinate Voting Stock. Mr. Mills ceased to be a director of MEC on August 9, 2007 and his MEC options were cancelled at such time.

(6)
Deferred Share Units are issued under the Corporation's Non-Employee Director Share-Based Compensation Plan. See "Executive Compensation — Director's Compensation" for details.

(7)
On September 16, 2003, each of Messrs. Byrd, Fricke and Jakszus was granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Corporation's Stock Option Plan (as defined below). Such options were granted for a term of 10 years ending September 16, 2013, at an exercise price of Cdn.$31.85 and vested as to 20% on the date of grant (September 16, 2003) with another 20% vesting on each of September 16, 2004, 2005, 2006 and 2007. On January 31, 2006, each of Messrs. Davis and Whiteside was granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Stock Option Plan. Such options were granted for a term of 10 years ending January 31, 2016, at an exercise price of Cdn.$39.12 and vested as to 40% on the date of grant and another 20% vesting on each of January 31, 2007, 2008 and 2009. On October 5, 2006, Mr. Barnett was granted options to acquire 10,000 Class A Subordinate Voting Shares in his capacity as a director of the Corporation under the Stock Option Plan. Such options were granted for a term of 10 years ending October 5, 2016, at an exercise price of Cdn.$41.17 and vested as to 20% on the date of grant and another 20% vesting on each of October 5, 2007, 2008, 2009 and 2010. It is expected that each of Mr. Polzl and Senator Zimmer will be granted options to acquire 10,000 Class A Subordinate Voting Shares subsequent to the Meeting. As at March 20, 2008, none of the directors' options was "in the money" and, accordingly, no value has been assigned to such options in the above value calculations.

(8)
On September 16, 2003, Mr. Simonetti was granted options to acquire 50,000 Class A Subordinate Voting Shares in his capacity as an officer of the Corporation under the Corporation's Stock Option Plan. Such options were granted for a term of 10 years ending September 16, 2013, at an exercise price of Cdn.$31.85 and vested as to 20% on the date of grant (September 16, 2003) with another 20% vesting on each of September 16, 2004, 2005, 2006 and 2007.

On December 21, 2004, Mr. Simonetti was granted options to acquire an additional 50,000 Class A Subordinate Voting Shares in his capacity as an officer of the Corporation. Such options were granted for a term of 10 years ending December 21, 2014, at an exercise price of Cdn.$35.62 and vested as to 20% on the date of grant (December 21, 2004) with another 20% vesting on each of December 21, 2005, 2006, 2007 and 2008.

On September 17, 2007, Mr. Simonetti was granted options to acquire an additional 50,000 Class A Subordinate Voting Shares in his capacity as an officer of the Corporation. Such options were granted for a term of 10 years ending September 17, 2017, at an exercise price of Cdn.$32.21 and vested as to 20% on the date of grant (September 17, 2007) with another 20% vesting on each of September 17, 2008, 2009, 2010 and 2011.

        All of the current directors other than Senator Zimmer were elected to their present terms of office by the shareholders of the Corporation at the last annual meeting held on May 11, 2007. Senator Zimmer was appointed to the Board on March 27, 2008. Mr. Polzl is standing for election to the Board at the Meeting. Each director's principal occupations for the preceding five years are listed in the biographies above.

        There are no contracts, arrangements or understandings between any management nominee and any other person (other than the directors and officers of the Corporation acting solely in such capacity) pursuant to which any nominee has been or is to be elected as a director.

        As of April 1, 2008, all directors and officers of the Corporation as a group (15 persons) beneficially owned, or controlled or directed, directly or indirectly, 82,361 Class A Subordinate Voting Shares, or approximately 0.18% of the class, and 429,284 Class B Shares, or approximately 78.4% of the class. See also "Voting Securities and Their Principal Holders" above.

Board

        In general, the Board is responsible for the stewardship of the Corporation and the establishment of the Corporation's strategic direction. The Board oversees the business and affairs of the Corporation and the day to day conduct of business by executive management, establishes and approves overall corporate policies as required and involves itself jointly with management in ensuring the creation of shareholder value and the preservation and protection of the Corporation's assets. The Board operates pursuant to its written charter (the full text of which is posted on the Corporation's website, www.midevelopments.com, and attached as Exhibit D hereto), as well as the Corporation's by-laws and applicable law. According to its charter, the Board bears principal responsibility for, among other things:

  •
  satisfying itself as to the integrity of the Corporation's management and the creation of a culture of integrity throughout the Corporation;

  •
  adopting a strategic planning process in which future trends, opportunities and risks over a two to seven year horizon are identified and addressed;

  •
  identifying the principal business risks faced by the Corporation and ensuring the implementation of appropriate systems to manage those risks; and

  •
  ensuring that the Corporation maintains a program to effectively communicate with its stakeholders, including shareholders, employees and the general public.

        The Board acts through regularly scheduled Board meetings, which are held on a quarterly basis, with additional meetings scheduled when required. In addition, a separate strategic planning meeting is held each year and there is continued communication between senior management and Board members between meetings both on an informal basis and through Committee meetings. During fiscal 2007, there were 12 meetings of the Board.

Board Committees

        To assist in the discharge of its responsibilities, the Board has established three committees: the Audit Committee, the Corporate Governance and Compensation Committee, and the Special Committee. The Corporation does not have an Executive Committee. The Board may establish other committees from time to time as circumstances require.

        The Special Committee is composed entirely of directors who are "independent" of MID management according to the applicable provisions of National Policy 58-201 — Corporate Governance Guidelines ("National Policy 58-201") and the corporate governance standards of the New York Stock Exchange (the "NYSE") applicable to boards of directors and their committees. The Board has also determined that the Special Committee members are independent of MEC, Magna and the Corporation's controlling shareholder. The Special Committee is mandated to review and make recommendations on material related party transactions (and policies concerning material related party transactions), including those with Magna and its subsidiaries and those with the Corporation's subsidiary, MEC.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

Audit Committee

        The Audit Committee was formed on September 16, 2003 and is currently composed of Messrs. Barnett (Chairman), Davis and Fricke, all of whom are considered by the Board to be "independent" according to the provisions of Multilateral Instrument 52-110 — Audit Committees ("MI 52-110") and the applicable NYSE corporate governance standards. The Board has also determined that each of Mr. Barnett, the Chairman of the Audit Committee, and Mr. Fricke is a "financial expert" within the meaning of the rules of the SEC under the Sarbanes-Oxley Act of 2002 and that all members of the Audit Committee are financially literate, as such term is defined in MI 52-110. The Board intends to evaluate the composition of the Audit Committee following the Meeting.

        The Audit Committee operates pursuant to its written charter, as well as the Corporation's by-laws and applicable law. The full text of the Audit Committee Charter is posted on the Corporation's website, www.midevelopments.com, and is attached as an appendix to the Corporation's Annual Information Form dated March 28, 2008. In accordance with its charter, the Audit Committee's purpose is to assist the Board in fulfilling its oversight responsibilities to the Corporation's shareholders with respect to the integrity of the Corporation's financial statements and reports and financial reporting process. Specific responsibilities include:

  •
  reviewing and recommending to the Board approval of the Corporation's interim and annual financial statements and management's discussion and analysis of results of operation and financial condition related thereto;

  •
  being directly responsible for the appointment, compensation, retention and oversight of the work of the external independent Auditor;

  •
  pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external independent Auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be provided by the external independent Auditor;

  •
  evaluating the performance, quality control procedures and efficiency of the external independent Auditor in carrying out its responsibilities;

  •
  satisfying itself that management has established and is maintaining an adequate and effective system of internal financial and accounting controls and is responding on a timely basis to any significant weaknesses which have been identified;

  •
  establishing procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

  •
  reviewing any issues raised by regulators or governmental agencies and any employee complaints (including those that originate through the Corporation's system for the reporting of activities of concern relating to accounting and auditing matters) or published reports which raise material issues regarding the Corporation's financial statements or accounting or auditing issues;

  •
  reviewing, on behalf of the Board, any actual or potential illegal, improper or fraudulent behaviour which may have a negative effect on the integrity or reputation of the Corporation;

  •
  reviewing all material off-balance sheet transactions and the related accounting presentation and disclosure;

  •
  reviewing all public disclosure documents of the Corporation containing financial information of the Corporation prior to its release; and

  •
  preparing the Audit Committee report in this Circular.

        The Audit Committee is also responsible for annually reviewing its charter and recommending any amendments to the Board.

        The Audit Committee is empowered to retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

        The Audit Committee met seven times during the financial year ended December 31, 2007 with management, representatives of the Auditor and representatives of the Corporation's Finance Department, both together and separately in each case.

        Additional information on the Corporation's Audit Committee and its members is contained in the Corporation's Annual Information Form dated March 28, 2008. Specifically, please refer to the sections in the Annual Information Form entitled "Directors and Officers; Audit Committee — Audit Committee" and "Directors and Officers; Audit Committee — Audit Fees" for further information on the Audit Committee and the independent auditor.

        The Audit Committee met seven times in 2007.

Audit Committee Report

        In connection with the Consolidated Financial Statements for the financial year ended December 31, 2007, the Audit Committee has (1) reviewed and discussed the audited Consolidated Financial Statements with senior management, (2) discussed with the Auditor the matters required to be communicated by the Auditor as per Canadian Institute of Chartered Accountants Handbook Section 5751 ("Section 5751"), the U.S. Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and SEC rules, (3) received and reviewed with the Auditor the written disclosures and related letter from the Auditor required by Section 5751 and U.S. Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the Auditor the independence of the Auditor as auditor of the Corporation and (4) reviewed with the Auditor its Audit Report on the Consolidated Financial Statements.

        Management is responsible for the Corporation's internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit on the Corporation's consolidated financial statements in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States) and issuing an audit report thereon. The Audit Committee's responsibility is to monitor and oversee these processes in accordance with its charter.

        Based on these reviews and discussions and a review of the Audit Report, on March 4, 2008, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited Consolidated Financial Statements in the Corporation's Annual Report, and other forms and reports required to be filed with the applicable Canadian securities commissions, the SEC and applicable stock exchanges in respect of the financial year ended December 31, 2007.

        The foregoing report is dated as of March 25, 2008 and is submitted by the Audit Committee of the Board:

John Barnett (Chairman)	Neil G. Davis	Philip K. Fricke

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

        The Corporate Governance and Compensation Committee was formed on September 16, 2003. It is composed of Messrs. Whiteside (Chairman), Davis and Jakszus, all of whom are considered by the Board to be "independent" under the applicable provisions of National Policy 58-201 and the NYSE corporate governance standards applicable to corporate governance committees. Mr. Vasilkioti served as a member of the Corporate Governance and Compensation Committee until he retired from the Board on May 10, 2007, at which time he was replaced on the Committee by Mr. Jakszus. The Board intends to evaluate the composition of the Corporate Governance and Compensation Committee following the Meeting.

        The Corporate Governance and Compensation Committee operates pursuant to its written charter (the full text of which is available at www.midevelopments.com), as well as the Corporation's by-laws and applicable law. The Committee meets as required to review and make recommendations to the Board on the compensation of, and material contractual matters involving, the Chairman, directors, the Chief Executive Officer and other members of senior management. In accordance with its charter, the Corporate Governance and Compensation Committee's purpose is to:

  •
  develop the Corporation's system of and overall approach to corporate governance generally, monitor compliance with applicable corporate governance requirements, assess the Board's effectiveness in governance matters and make recommendations to the Board with respect to corporate governance of the Corporation as a whole, including without limitation:

•	the stewardship of the Board in respect of management of the Corporation;
•	Board size and composition (including director nomination guidelines);
•	director remuneration; and
•	such processes and procedures as may be reasonably necessary to allow the Board to function independently of management;
  •
  generally review and make recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the Chief Executive Officer and other senior officers of the Corporation;

  •
  review and make recommendations to the Board regarding incentive compensation and equity based plans generally;

  •
  administer those functions delegated to such Committee pursuant to the Stock Option Plan or any successor or replacement plan; and

  •
  generally review and make recommendations to the Board with respect to succession planning for the Chief Executive Officer and for the members of the Corporation's senior management other than the Chief Executive Officer.

        Specific responsibilities of the Corporate Governance and Compensation Committee include the review and approval of the disclosure relating to the compensation of directors and officers of the Corporation contained in this Circular (and, if applicable, in other documents prior to their distribution to the Corporation's shareholders), and preparation of the Report on Executive Compensation contained herein. See "Executive Compensation — Report on Executive Compensation" below. In addition, the Corporate Governance and Compensation Committee is responsible for periodically reviewing the mandates or written charters of all the Board committees, including its own, and recommending any amendments necessary or advisable to reflect the Corporation's system of, and overall approach to, corporate governance.

        The Corporate Governance and Compensation Committee is empowered to retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Committee in carrying out the Committee's duties and responsibilities.

        The Corporate Governance and Compensation Committee met eight times in 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of all compensation earned during each of the 2005, 2006 and 2007 fiscal years by (i) the individuals who were, as at December 31, 2007, the Chief Executive Officer, the Chief Financial Officer and the four other most highly compensated executive officers of the Corporation on an annualized basis, including the Chairman and the Vice-Chairman of the Board and (ii) the Corporation's former Chief Financial Officer (collectively, the "Named Executive Officers").

Long-Term Compensation Awards
		Annual Compensation(2)			Awards		Payouts
Name and Principal Position(1)
	Fiscal Year	Salary ($)	Bonus(3) ($)	Other Annual Compensation $(4)	Securities Under Options/SARs Granted (#)(5)	Shares Subject to Resale Restrictions ($)	LTIP Payouts ($)	All Other Compensation

Frank Stronach Chairman of the Board	2007 2006 2005	200,000 200,000 200,000	— — —	— — —	— — —	— — —	— — —	— — —

Dennis Mills(6) Vice-Chairman of the Board	2007 2006 2005	279,127 264,550 247,920	93,042 88,183 82,640	— — —	— — 100,000 MEC	— — —	— — —	— — —

John D. Simonetti Chief Executive Officer; Director	2007 2006 2005	200,000 200,000 200,000	778,581 739,322 550,820	— — —	50,000 — —	— — —	— — —	— — —

Don Cameron(7) Chief Operating Officer	2007 2006 2005	200,000 51,538 —	602,865 119,863 —	— — —	— 100,000 —	— — —	— — —	— — —

Richard J. Smith(8) Executive Vice-President and Chief Financial Officer	2007 2006 2005	99,231 — —	245,787 — —	— — —	50,000 — —	— — —	— — —	— — —

Richard J. Crofts Executive Vice-President, Corporate Development, General Counsel and Secretary	2007 2006 2005	200,000 200,000 200,000	477,149 453,593 357,159	— — —	25,000 — —	— — —	— — —	— — —

Robert Kunihiro(9) Former Executive Vice-President and Chief Financial Officer	2007 2006 2005	115,385 76,154 —	120,908 87,615 —	— — —	— 35,000 —	— — —	— — —	— — —

Notes:

(1)
Mr. Stronach commenced his position with the Corporation on August 29, 2003. Mr. Mills commenced his position with the Corporation on August 30, 2004. Mr. Simonetti was appointed Chief Executive Officer on August 30, 2004. Mr. Cameron was appointed Chief Operating Officer effective September 28, 2006. Mr. Smith was appointed Executive Vice-President and Chief Financial Officer effective July 3, 2007. Mr. Crofts was appointed Vice-President, Corporate Development, and Assistant General Counsel on September 1, 2004 and Executive Vice-President, Corporate Development, General Counsel and Secretary on September 30, 2004. Mr. Kunihiro resigned from his position as Executive Vice-President and Chief Financial Officer effective July 3, 2007.

(2)
Unless indicated otherwise, all amounts for fiscal 2005, 2006 and 2007 were paid or are payable in U.S. dollars.

(3)
For Messrs. Simonetti, Cameron, Smith, Crofts and Kunihiro, the amount included under this column represents their share of pre-tax profits of the Real Estate Business before profit sharing. In addition, the amount includes (i) in the case of Messrs. Simonetti and Crofts, a special bonus of $66,667 that was paid to each of them in March 2006 in respect of 2005, (ii) in the case of Messrs. Simonetti and Crofts, special bonuses of $150,000 and $100,000, respectively, that were paid in January 2007 in respect of 2006 and (iii) in the case of Messrs. Simonetti, Cameron, Smith and Crofts, special bonuses of $150,000, $100,000, $50,000 and $100,000, respectively, that were paid in January 2008 in respect of 2007.

(4)
Perquisites and other personal benefits for each Named Executive Officer did not exceed the lesser of Cdn.$50,000 and 10% of the total of the annual salary and bonus for such Named Executive Officers.

(5)
For Messrs. Simonetti, Cameron, Smith, Crofts and Kunihiro, these are options to acquire Class A Subordinate Voting Shares issued by the Corporation. MEC granted to Mr. Mills options to acquire shares of MEC Class A Subordinate Voting Stock.

(6)
These figures have been converted from Canadian dollars to U.S. dollars based on the average month-end foreign exchange rates. Mr. Mills is also employed by, and receives a salary from, Magna. On March 7, 2005, MEC granted Mr. Mills options to acquire 100,000 shares of MEC Class A Subordinate Voting Stock. Mr. Mills ceased to be a director of MEC on August 9, 2007 and his MEC options were cancelled at such time.

(7)
Mr. Cameron was appointed Chief Operating Officer effective September 28, 2006. On an annualized basis for 2006, Mr. Cameron's base salary would have been $200,000 and his annual bonus would have been $471,458. In 2006, one of Mr. Cameron's affiliates earned consulting fees of Cdn.$240,000 for services performed that year prior to Mr. Cameron's appointment.

(8)
Mr. Smith was appointed Executive Vice-President and Chief Financial Officer effective July 3, 2007. On an annualized basis for 2007, Mr. Smith's base salary would have been $200,000 and his share of pre-tax profits would have been $377,149. In July and August 2007, Mr. Smith received aggregate compensation of approximately Cdn.$9,000 from Stronach & Co. (an entity in which Mr. Stronach is a Partner and through which Mr. Stronach provides certain consulting and business development services to Magna) for services provided during a transition period following Mr. Smith's appointment to MID.

(9)
Mr. Kunihiro resigned from his position as Executive Vice-President and Chief Financial Officer effective July 3, 2007, and all of his options have been cancelled.

Stock Option Plans, Grants and Exercises

        The Corporation originally adopted a stock option plan just prior to the completion of the spin-out transaction on August 29, 2003 whereby the Corporation became a public company. That incentive stock option plan was approved and ratified by the shareholders of the Corporation at the annual meeting of shareholders held on May 11, 2004. At the Corporation's annual and special meeting held on May 11, 2007, an amended stock option plan (the "Stock Option Plan") was approved by shareholders and such amendments became effective on June 6, 2007.

        Pursuant to the terms of the Stock Option Plan, options may be granted to (i) any employee or officer of the Corporation or its subsidiaries; (ii) any director of the Corporation who is not a full-time employee of the Corporation or its subsidiaries; and (iii) any person or company engaged to provide management, consulting or other services to or for the benefit of the Corporation or its subsidiaries. The Stock Option Plan provides that the price at which Class A Subordinate Voting Shares will be issued pursuant to an option shall not be less than the closing price of such shares on the trading day immediately prior to the date of the grant as quoted on the Toronto Stock Exchange (the "TSX") (with respect to options denominated in Canadian currency) or on the NYSE (with respect to options denominated in United States currency). Options granted under the Stock Option Plan are not transferable other than by will or according to the laws of descent and distribution, and during the lifetime of a Stock Option Plan participant, options shall be exercisable only by such participant (or his or her guardian or legal representative). The Corporation does not provide any financial assistance to participants in order to facilitate the purchase of Class A Subordinate Voting Shares under the Stock Option Plan. The Corporation intends to comply with all applicable rules and regulations, including those of the TSX, in the event that amendments to the Stock Option Plan are proposed by the Board of Directors.

        For a detailed description of the terms of the Stock Option Plan, please refer to Exhibit B to the Corporation's Management Information Circular/Proxy Statement furnished in connection with the annual and special meeting of shareholders held on May 11, 2007, which Exhibit is incorporated by reference herein and available on the Canadian Securities Administrators' System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

        As at December 31, 2007, options to purchase 125,000 Class A Subordinate Voting Shares at Cdn.$32.21 per share (four year vesting period with an expiry of September 17, 2017), 155,000 Class A Subordinate Voting Shares at Cdn.$31.85 per share (four year vesting period with an expiry of September 16, 2013), 96,544 Class A Subordinate Voting Shares at Cdn.$35.62 (four year vesting period with an expiry of December 21, 2014), 20,000 Class A Subordinate Voting Shares at Cdn.$39.12 (three year vesting with an expiry of January 31, 2016) and 120,000 Class A Subordinate Voting Shares at Cdn.$41.17 (four year vesting period with an expiry of October 5, 2016) were issued and unexercised under the Stock Option Plan. During fiscal 2007, 38,456 options to purchase Class A Subordinate Voting Shares were exercised (the Class A Subordinate Voting Shares issued in connection therewith represent approximately 0.08% of the outstanding Class A Subordinate Voting Shares as at December 31, 2007) and 35,000 options were cancelled. At December 31, 2007, the number of Class A Subordinate Voting Shares remaining available for future issuance under the Corporation's Stock Option Plan, excluding securities issuable upon conversion of outstanding options, was 2,095,000.

        During fiscal 2007, Messrs. Simonetti, Smith and Crofts were granted options to acquire 50,000, 50,000 and 25,000 Class A Subordinate Voting Shares, respectively. All such options were granted for a term of ten years ending September 17, 2017, at an exercise price of Cdn.$32.21, and vested as to 20% on the date of grant with another 20% vesting on each anniversary date thereafter.

        During fiscal 2007, Mr. Crofts exercised 3,456 options to acquire Class A Subordinate Voting Shares at a price of Cdn.$35.62 per share. None of the other Named Executive Officers exercised options to acquire Class A Subordinate Voting Shares of the Corporation or any of its subsidiaries during fiscal 2007. The following table provides certain information with respect to options for securities of the Corporation and MEC exercisable by the Named Executive Officers during fiscal 2007 as well as the fiscal 2007 year-end option values of all options for securities of the Corporation and its subsidiaries granted to such persons up to December 31, 2007:

Aggregate Option Exercises During the Fiscal Year Ended December 31, 2007 and 2007 Fiscal Year End Option Values(1)
			Unexercised Options at December 31, 2007		Value of Unexercised in-the-Money Options at December 31, 2007(2)(3)(4)(5)
	Securities Acquired on Exercise	Aggregate Value Realized on Exercise(4)
Named Executive Officer
			Exercisable	Unexercisable	Exercisable	Unexercisable

Frank Stronach	Nil	Nil	1,000,000 MEC	Nil	Nil	Nil

Dennis Mills	Nil	Nil	Nil	Nil	Nil	Nil

John D. Simonetti	Nil	Nil	100,000	50,000	Nil	Nil

Don Cameron	Nil	Nil	40,000	60,000	Nil	Nil

Richard J. Smith	Nil	Nil	10,000	40,000	Nil	Nil

Richard J. Crofts	3,456	Nil	41,544 20,000 MEC	30,000 Nil	Nil Nil	Nil Nil

Robert Kunihiro(6)	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)
Class A Subordinate Voting Shares are the only securities for which options have been granted under the Corporation's Stock Option Plan. In the case of MEC, these options are for shares of its Class A Subordinate Voting Stock.

(2)
The closing prices on December 31, 2007 for Class A Subordinate Voting Shares of the Corporation on the Toronto Stock Exchange ("TSX") and on the NYSE were Cdn.$27.75 and $27.87, respectively.

(3)
The closing prices on December 31, 2007 for shares of Class A Subordinate Voting Stock of MEC on the NASDAQ National Market ("NASDAQ") and the TSX were $0.97 and Cdn.$0.95, respectively.

(4)
In the case of options for MID shares, this value is calculated by multiplying (a) the difference between the closing price of the Class A Subordinate Voting Shares on the TSX on December 31, 2007 (Cdn.$27.75) and the option exercise price by (b) the number of shares of Class A Subordinate Voting Shares underlying the options.

(5)
In the case of options for MEC shares, this value is calculated by multiplying (a) the difference between the closing price of the Class A Subordinate Voting Stock of MEC on NASDAQ ($0.97) on December 31, 2007 and the option exercise price by (b) the number of shares of Class A Subordinate Voting Stock underlying the options.

(6)
Mr. Kunihiro resigned from his position as Executive Vice-President and Chief Financial Officer of MID effective July 3, 2007, and all of his options have been cancelled.

Defined Benefit or Actuarial Plans

        None of the executive officers, including the Named Executive Officers, participates in any defined benefit or actuarial plans provided by the Corporation.

Employment Contracts

        The Corporation entered into an employment contract with Mr. Simonetti effective August 29, 2003 and amended it effective August 30, 2004 and January 1, 2006. Each of Mr. Mills, Cameron, Smith and Crofts is currently employed under an employment contract entered into effective August 23, 2004, September 22, 2006, July 3, 2007 and September 1, 2004 (as amended effective January 1, 2006), respectively. The existing employment contracts for Messrs. Simonetti, Cameron, Smith and Crofts provide for the base salaries disclosed in the Summary Compensation Table and for a designated percentage of pre-tax profits before profit sharing. In addition, in 2006 one of Mr. Cameron's affiliates earned consulting fees of Cdn.$240,000 for services performed that year prior to Mr. Cameron's appointment. Each of those employment contracts provides that employment may be terminated by the Corporation either by giving twelve months' advance written notice of termination or by paying a retiring allowance equal to twelve months' base salary and profit sharing.

        As at April 1, 2008, the maximum total amount potentially payable by the Corporation pursuant to the outstanding employment contracts referred to above for severance is approximately $3.0 million in the aggregate. No notice or severance payment is required for a termination for just cause or on voluntary resignation under any of the preceding employment contracts, nor are payments required to be made in the event of a change of control of the Corporation.

Directors' Compensation

        Directors who are not officers or employees of the Corporation are paid an annual retainer fee of $40,000, a fee of $1,500 per meeting for attendance at meetings of the Board and its committees, a fee of $2,000 per day for work or travel days and a fee of $250 for written resolutions. The Chairman of the Board receives a $200,000 annual retainer fee and outside directors who serve on Committees of the Board receive an annual retainer fee of $5,000. The Lead Director receives an annual retainer fee of $25,000. The Chairman of the Special Committee receives an additional $25,000 annual retainer fee and the Chairman of each of the Audit Committee and the Corporate Governance and Compensation Committee receives an additional $15,000 annual retainer fee. Board members also receive a $5,000 retainer fee for each committee on which they serve. The Corporation increased the compensation levels effective January 1, 2005 and intends to review the form and adequacy of these compensation levels every two years relative to comparator companies in order to ascertain the appropriate level of compensation that realistically reflects the responsibilities, time commitment and risks involved in serving as a Board member.

        The independent Directors were paid the following fees with respect to fiscal 2007:

Name	Board Retainer Fee ($)	Committee Chair Retainer Fee ($)		Committee Member Retainer Fee ($)		Board Attendance Fees ($)	Committee Attendance Fees ($)		Travel, Work Day and Other Fees ($)	Total Fees ($)	Total Fees Allocated to Deferred Share Units(1) ($)

John Barnett	40,000	40,000	(2)	7,500		16,500	31,500		5,250	140,750	104,062

Barry B. Byrd	40,000	—		—		16,500	9,000	(3)	14,250	79,750	40,500

Neil G. Davis	40,000	25,000		15,000		18,000	64,500		6,250	168,750	83,375

Philip K. Fricke	40,000	—		10,000		16,500	51,000		16,250	133,750	45,875

Manfred Jakszus	40,000	—		8,125	(4)	18,000	48,000		32,250	146,375	110,906

Judson Whiteside	40,000	15,000		5,000		15,000	21,000	(3)	2,250	98,250	72,187

TOTAL	240,000	80,000		45,625		100,500	225,000		76,500	767,625	456,905

Notes:

(1)
Deferred Share Units are issued under the Corporation's Non-Employee Director Share-Based Compensation Plan — see the final paragraph of this section for details of this plan.

(2)
Includes Lead Director annual retainer and Audit Committee Chair annual retainer.

(3)
Includes fees received for attending certain Special Committee meetings as an invited guest.

(4)
Corporate Governance and Compensation Committee retainer pro-rated from May 10, 2007, the date on which Mr. Jakszus joined the Committee.

        In recognition of past service and to more closely align the interests of non-management directors with the Corporation's shareholders, each of Messrs. Byrd, Fricke and Jakszus had options to acquire 10,000 Class A Subordinate Voting Shares granted to them in their capacities as directors of the Corporation under the Stock Option Plan during fiscal 2003. Such options were granted for a term of 10 years ending September 16, 2013, at an exercise price of Cdn.$31.85 and vested as to 20% on the date of grant (September 16, 2003) with another 20% vesting on each of September 16, 2004, 2005, 2006 and 2007. On January 31, 2006, each of Messrs. Davis and Whiteside were granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Stock Option Plan. Such options were granted for a term of 10 years ending January 31, 2016, at an exercise price of Cdn.$39.12 and vested as to 40% on the date of grant and another 20% vesting on each of January 31, 2007, 2008 and 2009. On October 5, 2006, each of Messrs. Barnett and Vasilkioti were granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Stock Option Plan. Such options were granted for a term of 10 years ending October 5, 2016, at an exercise price of Cdn.$41.17 and vested as to 20% on the date of grant and another 20% vesting on each of October 5, 2007, 2008, 2009 and 2010. For all such options, the exercise price equalled the TSX closing price on the trading day immediately preceding the date of grant. It is expected that each of Mr. Polzl and Senator Zimmer will be granted options to acquire 10,000 Class A Subordinate Voting Shares subsequent to the Meeting.

Effective November 3, 2003, the Corporation established the Non-Employee Director Share-Based Compensation Plan (the "DSP Plan"), which provides for a deferral of up to 100% of each outside director's total annual cash remuneration from the Corporation (including Board and committee retainers, meeting attendance fees, work and travel day payments and written resolution fees), at specified levels elected by each director, until such director ceases to be a director of the Corporation for any reason. The amounts deferred are reflected in notional deferred share units whose value reflects the market price of the Corporation's Class A Subordinate Voting Shares at the time that the particular payment(s) to the director would become payable. The value of a deferred share unit will appreciate or depreciate with changes in the market price of the Class A Subordinate Voting Shares of the Corporation. The DSP Plan also takes into account any dividends paid on the Class A Subordinate Voting Shares. Under the DSP Plan, when a director leaves the Board, he/she receives (within a prescribed period of time) a cash payment equal to the then value of his/her accrued deferred share units, net of withholding taxes. All directors must receive at least 50% of their annual Board retainer in deferred share units.

Report on Executive Compensation

        The Corporation's heritage as a division of Magna means that it has adopted the unique, entrepreneurial corporate culture that was created by its Chairman and founder, Mr. Frank Stronach, and that has evolved since the founding of Magna approximately four decades ago. There are several key elements of this entrepreneurial culture. First, the Corporation consistently emphasizes decentralization, which provides management with a high degree of autonomy at all levels of operation and which increases the Corporation's flexibility. Second, incentive-based compensation (such as variable profit-based bonuses and stock option grants) represents the majority of each senior manager's total compensation package. Under this variable compensation "risk and reward" philosophy, senior management has the incentive to emphasize consistent medium-term and long-term profitability in order to provide such individuals with the potential to earn higher compensation than other management in comparable positions. In contrast, during a period of downturn, management compensation may be reduced. The grant of stock options with longer-term vesting provisions to senior management and the inclusion of minimum share maintenance provisions in their employment agreements also provide additional incentives to senior management to increase the Corporation's share price and create shareholder value. These compensation philosophies enable the Corporation to maintain an entrepreneurial environment which encourages management productivity, ingenuity and innovation.

        It is the Committee's objective to enable this entrepreneurial culture to continue to flourish, and it therefore intends to continue to apply the long-established compensation philosophies of Magna, which will be essential to the Corporation's continued success and its ability to attract, retain and motivate skilled, entrepreneurial senior managers, as well as to maintain the alignment of shareholder and employee interests and create shareholder value.

        In order to achieve this objective, members of executive management receive a remuneration package consisting of a base salary and an annual incentive bonus based on direct profit participation.

        The Committee intends to apply the following criteria in determining or reviewing recommendations for compensation for executive officers:

  Base Salaries.    Base salaries should be at levels generally below those for comparable positions within an appropriate comparator group of North American companies and are not generally increased on an annual basis. Fixed compensation costs are therefore constant in down periods, with financial rewards coming significantly from variable incentive cash compensation and long-term incentive compensation. See "Summary Compensation Table" above.

  Incentive Compensation.    The amount of direct profit participation and therefore the amount of compensation "at risk" increases with the level of performance and/or responsibility. Due to the variable nature of profit participation, if there is a down period where profits are reduced, incentive cash compensation will generally be reduced. As a result, senior management has an incentive to emphasize consistent growth in profitability over the medium to long term to ensure stable levels of annual compensation.

  Long-Term Incentives.    Minimum stock ownership is required of all direct profit participators, commencing the year following that in which the person joined the Corporation, in order to align their interests with those of shareholders and to encourage the enhancement of shareholder value.

  On the recommendation of the Committee, the Board implemented in 2003 an ongoing stock option program involving the possibility of annual grants under the Stock Option Plan to management and other eligible employees as part of total compensation. The Committee believes that, in addition to the existing mandatory stock maintenance program, such a program will assist in retaining such employees by providing them with an opportunity for capital appreciation and will further align their interests with shareholders. As a result of the implementation of this program, options may be granted on an annual basis by the Board on the recommendation of the Committee to members of management and eligible employees in respect of each fiscal year based on their individual performance and that of the Corporation during the prior fiscal year. All of the Corporation's current Named Executive Officers and non-management directors hold options to acquire Class A Subordinate Voting Shares.

  Written Employment Contracts.    The Corporation generally utilizes written employment contracts with its executive officers to reflect the terms of their employment, including compensation, severance, stock maintenance, confidentiality, non-solicitation and non-competition arrangements. Prior to the renewal and/or material amendment of each such contract, the Committee reviews the executive officer's compensation in the context of the Corporation's historical compensation philosophies and policies and such officer's individual performance and relevant comparators, with the objective of ensuring that such compensation is commensurate with the Corporation's performance and is significantly "at risk" and incentive-based. As part of its review policy, the Committee may choose to conduct reviews of total compensation with the assistance of external compensation consultants retained by the Committee using compensation for a comparator group of North American companies as well as its own compensation criteria and overall approach to ensure the continued competitiveness of the Corporation's total compensation and effectiveness in achieving its compensation objectives.

        The Corporation believes that its competitive financial rewards for executive officers, which are significantly contingent on the continued profitability of the Corporation, position the Corporation for strong profitable growth, a strong balance sheet and long-term growth in shareholder value.

        The Committee annually reviews the Chief Executive Officer's (the "CEO") base salary, incentive bonus and long-term incentives. The CEO's base salary, incentive bonus and awards under the Stock Option Plan are set on the same basis as other senior managers described above. The 2007 compensation of Mr. Simonetti was determined in accordance with the foregoing and approved by the Committee and all other members of the Board on the recommendation of the Committee.

        The foregoing report is submitted by the Corporate Governance and Compensation Committee of the Board:

Judson D. Whiteside (Chairman)	Neil G. Davis	Manfred Jakszus

SHAREHOLDER PERFORMANCE REVIEW GRAPH

        The following graph compares the total cumulative shareholders' return (including dividends) until December 31, 2007 for Cdn.$100 invested in Class A Subordinate Voting Shares and Class B Shares on August 20, 2003 (being the date that these shares of the Corporation commenced trading on a "when, as and if issued" basis) with the cumulative return of the S&P/TSX Total Return Composite Index.

Cumulative Total Returns

Value of Cdn.$100 Invested on August 20, 2003

Fiscal Period End	August 20, 2003	December 31, 2003	December 31, 2004	December 31, 2005	December 31, 2006	December 31, 2007

MID Class A (Cdn.$)	$100.00	$134.51	$134.51	$149.55	$155.60	$103.54

MID Class B (Cdn.$)	$100.00	$142.45	$138.91	$150.98	$154.75	$110.38

S&P/TSX Composite (Cdn.$)	$100.00	$109.74	$123.44	$150.48	$172.32	$184.66

        The total cumulative shareholders' return from August 20, 2003 to December 31, 2007 for Cdn.$100 invested in the Class A Subordinate Voting Shares was Cdn.$103.54 and in the Class B Shares was Cdn.$110.38, in each case compared to Cdn.$184.66 for the S&P/TSX Total Return Composite Index over the same period.

EQUITY COMPENSATION PLANS

        The following table provides information on the Corporation's stock-based compensation plans under which equity securities of the Corporation are authorized for issuance as at December 31, 2007. The Corporation does not have equity compensation plans that have not been approved by its shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (Stock Option Plan)	516,544 (1.1% of the currently outstanding Class A Subordinate Voting Shares)	Cdn.$35.09	2,095,000 (4.5% of the currently outstanding Class A Subordinate Voting Shares)

        Pursuant to the terms of the Stock Option Plan, the number of Class A Subordinate Voting Shares reserved for issuance to any one person pursuant to options shall not exceed 5% of the total issued and outstanding "participating shares" of the Corporation on a non-diluted basis. "Participating shares" refers to all classes of securities of the Corporation that carry a residual right to participate in the earnings of the Corporation and in its assets upon liquidation or winding-up, but does not include a class of securities that only carries such residual right if converted into or otherwise used to acquire another security. Furthermore, the Stock Option Plan provides that (i) the number of Class A Subordinate Voting Shares reserved for issuance pursuant to options granted to insiders may not exceed 10% of the Corporation's then outstanding issue; (ii) the number of Class A Subordinate Voting Shares issuable to insiders, within a one-year period, may not exceed 10% of the Corporation's then outstanding issue and (iii) the number of Class A Subordinate Voting Shares issuable to any one insider and such insider's associates, within a one-year period, may not exceed 5% of the Corporation's then outstanding issue.

        For a detailed description of the terms of the Stock Option Plan, please refer to Exhibit B to the Corporation's Management Information Circular/Proxy Statement furnished in connection with the annual and special meeting of shareholders held on May 11, 2007, which Exhibit is incorporated by reference herein and available on SEDAR at www.sedar.com.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        As at April 1, 2008, none of the directors or executive officers of the Corporation or their respective associates were indebted to the Corporation or its subsidiaries in connection with the purchase of the Corporation's securities or securities of the Corporation's subsidiaries, excluding routine indebtedness and indebtedness that has been entirely repaid. There was no indebtedness as at April 1, 2008 to the Corporation and its subsidiaries, excluding routine indebtedness, owing by present or former executive officers, directors or employees of the Corporation and its subsidiaries, nor was any indebtedness of any such person the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding by the Corporation or its affiliates, except for routine indebtedness.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Control of the Corporation and MEC

        As of April 1, 2008, the Stronach Trust beneficially owns approximately 66.4% of the Corporation's outstanding Class B Shares, and as such is able to elect all of the Corporation's directors. Therefore, the Stronach Trust may be able to cause the Corporation to effect certain corporate transactions without the consent of MID's other shareholders and to control the amount and the timing of dividends, subject in each case to applicable laws regarding related party transactions and the protection of minority shareholders, the fiduciary duties of MID's directors to act in the Corporation's best interests and MID's internal governance procedures. In addition, the Stronach Trust is able to cause or prevent a change in control of MID. Mr. Frank

Stronach, MID's Chairman and the Chairman of Magna, and three other members of his family are the trustees of the Stronach Trust, and are also members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for all purposes other than for U.S. securities law purposes.

        As of April 1, 2008 the Corporation holds an approximate 54% equity and 96% voting interest in MEC and as such is deemed to control MEC and is able to elect all of MEC's directors. Therefore, the Corporation is able to cause MEC to effect certain corporate transactions without the consent of MEC's minority stockholders, subject to applicable law and the fiduciary duties of MEC's directors and officers. In addition, the Corporation is able to cause or prevent a change in control of MEC. Mr. Stronach is the founder, Chairman and Interim Chief Executive Officer of MEC.

        Magna is controlled by M Unicar Inc. ("M Unicar"), a Canadian holding company whose shareholders consist of the Stronach Trust, OJSC Russian Machines ("Russian Machines") and certain members of Magna's management. M Unicar indirectly owns Magna Class A Subordinate Voting Shares and Class B Shares representing in aggregate approximately 71% of the total voting power attaching to all Magna's shares. The Stronach Trust indirectly owns the shares carrying the majority of the votes of M Unicar. Magna is governed by a board of directors on which each of the Stronach Trust and Russian Machines (indirectly through M Unicar) has the right to designate an equal number of nominees, in addition to Magna's current co-chief executive officers.

        Virtually all of the Corporation's real estate business revenue is obtained from Magna and its subsidiaries pursuant to the Corporation's leases with such entities, including substantially all of the Corporation's existing leases and certain services agreements. The Corporation expects to enter into additional leases and agreements with Magna and its subsidiaries from time to time in the future, the terms of which will be determined by negotiations at such time and, in the case of material agreements, will be subject to approval by a special committee comprised of independent members of MID's Board of Directors. There can be no assurance that transactions between MID and Magna have been or will be on the same terms as would be negotiated between arm's length parties. Subject to certain exceptions, rules of applicable Canadian securities regulatory authorities require issuers involved in a "related party transaction" to obtain an independent valuation and the approval of the transaction by a majority of minority shareholders. The Corporation intends to comply with these and any other applicable regulatory requirements.

        For further information on related party transactions, please refer to notes 7 and 20 to our consolidated financial statements for the year ended December 31, 2007, which notes are hereby incorporated by reference. Our consolidated financial statements for the year ended December 31, 2007 and the notes thereto are available on SEDAR at www.sedar.com.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        The Corporation has adopted certain structures and procedures to ensure that effective corporate governance practices are followed and that the Board functions independently of management. The following describes the Corporation's approach to corporate governance.

Applicable Governance Requirements and Guidelines

        The Corporation is subject to a number of legislative and regulatory corporate governance requirements and guidelines, including those of the TSX, the Canadian Securities Administrators, the Ontario Securities Commission, the NYSE and the SEC. In recent years, these legislative and regulatory bodies have proposed and, in many cases, implemented a number of new or modified rules and regulations in the area of corporate governance. These include the new Corporate Governance Listing Standards of the NYSE, the Sarbanes-Oxley Act of 2002, and the replacement of the TSX Guidelines with the guidelines contained in National Policy 58-201.

        Since the spin-out of the Corporation as a public company on August 29, 2003, management of the Corporation and the Corporate Governance and Compensation Committee have been engaged in an ongoing review of these initiatives and made various recommendations to the Board. The Board has continually monitored the corporate governance requirements applicable to the Corporation and has implemented the recommendations of the Corporate Governance and Compensation Committee, including the adoption of a Board Charter, an Audit Committee Charter, a Corporate Governance and Compensation Committee Charter, a Corporate Disclosure Policy, a Code of Conduct and Ethics, Director Nomination Guidelines, a Political Contributions Policy and a Board and Committee self-evaluation process. In addition, the Corporation has put in place policies and procedures relating to the pre-approval by the Audit Committee of all audit and permitted non-audit services by the external independent Auditor, the hiring of former employees of the external independent Auditor, the internal reporting by employees and outside third parties of accounting and auditing concerns, and the up-the-ladder reporting by attorneys working for the Corporation of potential wrongdoing by the Corporation or its directors or employees. Many of these policies are posted on the Corporation's website, www.midevelopments.com. In addition, the Corporation's website contains information on the Corporation's compliance with the NYSE corporate governance standards. The Corporate Governance and Compensation Committee, the Corporation's management and the Board will continue to monitor all corporate governance developments and initiatives with a view to making the necessary and appropriate changes to the Corporation's corporate governance structures and procedures as required from time to time.

National Policy 58-201 Guidelines

        The following is a statement of the Corporation's existing corporate governance practices with specific reference to the guidelines contained in National Policy 58-201 and the disclosure required by National Instrument 58-101 — Disclosure of Corporate Governance Practices ("National Instrument 58-101").

Board of Directors

        It is the policy of the Corporation that the majority of its Board members be "independent" directors (as defined in National Policy 58-201 and National Instrument 58-101, as well as in the NYSE corporate governance standards applicable to boards of directors), as determined by the Board. The Board has considered the circumstances of each of its current members and has concluded that seven of such members (Messrs. Barnett, Byrd, Davis, Fricke, Jakszus, Whiteside and Zimmer) are "independent" based on the applicable tests. In reaching this conclusion, the Board determined that each of Messrs. Barnett, Byrd, Davis, Fricke, Jakszus, Whiteside and Zimmer is free from any direct or indirect material relationship — being a relationship which could reasonably interfere with the director's independent judgment — with the Corporation. It has also been determined that Mr. Polzl is "independent" based on the applicable tests.

        As part of its review of the independence of its members, the Board considered the fact that Mr. Whiteside is a senior partner and former Chairman and Chief Executive Officer of Miller Thomson LLP, a law firm that periodically provides real estate related legal services to the Corporation and certain of its affiliates, as well as general legal services to our Chairman and certain of his associates, although Mr. Whiteside has not been personally involved in the provision of any such services and the fees have not been material to Miller Thomson LLP. The Board also considered the fact that Mr. Byrd and his wife have in the past provided real estate related services to Mr. Stronach and his associates, although Mr. Byrd and his wife have only participated in one such transaction in the period following the spin-off of MID from Magna and the fees paid in connection with such transaction were not material to any of the parties involved. Based on the totality of the circumstances, the Board determined that each of Messrs. Byrd and Whiteside is free from any interest that could reasonably interfere with his ability to act independently.

        The other three current Board members, Messrs. Mills, Simonetti and Stronach, are not independent: Mr. Mills is a member of management of the Corporation and a Magna employee; Mr. Simonetti is the Chief Executive Officer of MID; and Mr. Stronach is an officer of the Corporation, an officer and director of Magna, a director and the Interim Chief Executive Officer of MEC, a member of the MEC Executive Management Committee and a trustee and potential beneficiary of, and therefore related to, the Corporation's controlling shareholder, the Stronach Trust.

        The following current directors of the Corporation also currently serve on the board of directors of other reporting issuers: Mr. Barnett (Rothmans Inc.), Mr. Fricke (Local.com Corporation), and Mr. Stronach (Magna and MEC).

        The Board is committed to facilitating open and candid discussion among its independent directors. The Board's charter provides that the independent directors shall have the opportunity to hold sessions without related directors and management present at least quarterly and shall hold sessions without related directors and management present at least annually. It is currently the Board's practice to schedule and hold a meeting of independent directors in conjunction with each regularly scheduled quarterly meeting of the full Board, with each such meeting chaired by the Lead Director or, in his absence, an independent director chosen by a majority of the independent members in attendance. In 2007, the independent directors held at least five scheduled meetings at which non-independent directors and members of management were not present. In addition, at each Board meeting held in 2007, it was open to the independent members to request an in camera session. Moreover, the Corporation believes that its current Board size facilitates direct and immediate communication among independent directors (and between such directors and the full Board and management) and permits the direct involvement by individual Board members in specific matters where their personal inclination or experience will assist the Board and management in dealing with a specific issue.

        As noted above, Mr. Stronach, the Chairman of the Board, is not an independent director. On May 2, 2006, Mr. Barnett, who satisfies the applicable standards of independence, was appointed as the Corporation's "Lead Director". The Lead Director is responsible for ensuring that the Board functions independently of management. In addition, the responsibilities of the Corporation's Corporate Governance and Compensation Committee (all of the current members of which are independent) include assisting in ensuring that the Board functions independently of management and representing the Board in discussions with senior management on corporate governance issues.

        As noted above, the Board held a total of 12 meetings in 2007. The attendance record of each director is detailed above under "Board of Directors — Election of Directors".

        Persons who wish to communicate concerns relating to the Corporation with the Board (as a whole or, in particular, with the independent directors) should address all related correspondence to the Corporation's Secretary at the principal executive offices of the Corporation set out in this Circular.

Board Mandate

        In general, the Board is responsible for the stewardship of the Corporation and the establishment of the Corporation's strategic direction. The Board oversees the business and affairs of the Corporation and the day to day conduct of business by executive management, establishes and approves overall corporate policies as required and involves itself jointly with management in ensuring the creation of shareholder value and the preservation and protection of the Corporation's assets.

        The Board operates pursuant to its written charter, as well as the Corporation's by-laws and applicable law. The full text of the Board Charter is posted on the Corporation's website, www.midevelopments.com, and is attached as Exhibit D hereto.

        The Board acts through regularly scheduled Board meetings, which are held on a quarterly basis, with additional meetings scheduled when required. In addition, a separate strategic planning meeting is held each year and there is continued communication between senior management and Board members between meetings both on an informal basis and through Committee meetings. During fiscal 2007, there were 12 meetings of the Board.

Position Descriptions

        The Board currently has no formal position descriptions for the Chairman of the Board or the Chairman of each Board committee. However, the Board and each committee have a written charter outlining that body's mandate and responsibilities. These charters establish the framework within which the Chairman of the Board and the Chairman of each Board committee are to operate and, by specifying the duties of each particular body, provide direction as to the role of the Chairman in ensuring that the Board or committee effectively carries out its functions. In addition, the Board has not developed a formal position description for the CEO or specific written objectives that the CEO is responsible for meeting. However, the Board's charter provides that the Board shall determine, in consultation with the CEO, the responsibilities of the CEO as well as those goals and objectives that the CEO is responsible for meeting. To this end, there are regular discussions between the Board and the Corporate Governance and Compensation Committee with respect to their expectations of the CEO and their evaluation of the performance of the CEO and senior management in achieving the Corporation's strategic objectives. The Corporate Governance and Compensation Committee also considers the performance of the CEO in reviewing any changes to the CEO's employment terms and compensation and generally reviews the performance of all senior managers, including the CEO, during each fiscal year. See "Executive Compensation — Report on Executive Compensation" above.

Orientation and Continuing Education

        The Corporation ensures that new Board members are provided with a basic understanding of the Corporation's business to assist them in contributing effectively to the Board. This is accomplished principally through the provision of an orientation manual as well as the opportunity for each new member to meet with senior management and operational personnel. Following their election or appointment to the Board, Board members routinely engage in discussions with the Corporation's senior management and are periodically provided with copies of publications on a wide variety of subjects that are of relevance to corporate directors. The Corporation also invites law firms, accountants and other professionals to make informational presentations to the Board and encourages members of its Board to attend educational sessions, with the Corporation paying the cost of such sessions.

Ethical Business Conduct

        The Board has adopted a Code of Conduct and Ethics that applies to all employees, including officers and directors. A copy of the Code is posted on the Corporation's website (www.midevelopments.com) and will be sent free of charge to any person upon request in writing addressed to the Secretary at the Corporation's principal executive offices set out in this Circular. The Corporate Governance and Compensation Committee is charged with the responsibility of monitoring the operation and effectiveness of the Code and overseeing the investigation of any alleged breach thereof. Waivers of the Code may be granted in limited circumstances to directors and officers by the Corporate Governance and Compensation Committee (or to employees by the General Counsel) and any such waivers granted will be publicly disclosed in accordance with applicable law, rules and regulations.

        In order to ensure compliance with the Code, employees of the Corporation who become aware of a violation are encouraged to report such violation (anonymously, if desired) through the Corporation's procedures for internal reporting of activities of concern. The Corporation has committed that employees will not be penalized, discharged, demoted, suspended or discriminated against for reporting in good faith any violation of the Code. The Board believes that the availability of these "whistleblower" procedures, as well as the relatively small size of the Corporation, facilitate the Corporate Governance and Compensation Committee's ability to effectively supervise compliance with the Code's provisions.

        The Board has also adopted an Insider Reporting and Trading Policy to establish a standard with respect to the purchase and sale of the Corporation's securities with which all officers, directors and employees of the Corporation and its subsidiaries are expected to comply. In addition, the Board has adopted a Corporate Disclosure Policy to ensure that all communications of the Corporation's information are timely, factual, accurate and in compliance with the applicable regulatory and legal requirements of the various securities commissions and stock exchanges to which the Corporation is subject from time to time.

        The Corporation is committed to ensuring that each time the Board acts, each director who casts a vote is free from any material interest in the transaction, as well as any existing or potential material conflict of interest with the Corporation or its subsidiaries, affiliates or controlling shareholder. As noted previously, the Board has created the Special Committee, composed entirely of directors who are independent of the Corporation's management, MEC, Magna and the controlling shareholder, to review and make recommendations on material related party transactions. When such a related party transaction — and, in fact, when any transaction — is voted on by the Board (a majority of the members of which are independent), the Corporation adheres to the requirements of the Business Corporations Act (Ontario) (the "OBCA") that a director or officer of the Corporation who (a) is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or (b) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Board or request to have entered in the Board minutes the nature and extent of his or her interest, and, unless the contract or transaction is one with an affiliate, shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction. For example, in the context of material transactions between the Corporation and MEC (an affiliate of the Corporation), each of Mr. Stronach and, until he ceased to be an MEC director on August 9, 2007, Mr. Mills declared his relationship with MEC, requested that his interest in the matter be entered into the minutes of the meeting, and abstained from the applicable vote. In this way, the Board ensures that its directors act with a view to the best interests of the Corporation and are not affected by any relationship that could materially interfere with their ability to exercise independent judgment.

Nomination of Directors

        While the Corporation has not established a separate nominating committee, the Corporation believes that the nomination of directors can be effectively dealt with by (1) the Board (and, in particular, its non-management directors) due to its relatively small size, and (2) the Corporate Governance and Compensation Committee, which is currently comprised entirely of independent directors. The charter of the Board allows the Board to delegate to the Corporate Governance and Compensation Committee the responsibility of considering and making recommendations to the Board with respect to the size of the Board and provides that the Board will rely upon that committee to assist in identifying potential nominees to the Board. The Corporate Governance and Compensation Committee's charter, in turn, provides that the committee is responsible for making recommendations to the Board with respect to corporate governance of the Corporation as a whole, including with respect to the role, size, composition, competencies, skills and structure of the Board and its committees. In order to assist with the fulfillment of its responsibilities and to facilitate an objective nomination process, the Corporate Governance and Compensation Committee has adopted director nomination guidelines in relation to the identification, consideration, assessment and nomination of candidates for the Board. The guidelines provide that the Committee will:

  •
  seek potential Board nominees through a variety of sources;

  •
  assess candidates through the use of interviewing and referencing procedures that the Committee believes to be proper and appropriate (subject to the requirement that all potential candidates meet in person or by teleconference with the Chairman of the Committee as part of the evaluation process);

  •
  consider those factors that are deemed relevant for assessing potential candidates, including the competencies and skills that the current directors possess and that the Board, as a whole, should possess, and the areas of qualification and expertise that would best enhance the composition of the Board;

  •
  be guided by the provisions in the Board's charter that the Board shall consist of directors who represent a diversity of personal experience and background, particularly among the outside director, and that at a minimum, each director shall have demonstrated the highest personal and professional integrity, significant achievement in his or her field, experience and expertise relevant to the Corporation's business, a reputation for sound and mature business judgment, the commitment to devote the necessary time and effort in order to conduct his or her duties effectively, and, where required, financial literacy; and

  •
  recommend to the full Board for consideration those candidates that it has determined would be valuable additions to the Board.

Compensation

        As previously noted, the Corporation has established a Corporate Governance and Compensation Committee, which is currently comprised entirely of independent directors. The Corporate Governance and Compensation Committee's charter provides that the committee will be responsible for reviewing and making recommendations to the Board with respect to (i) all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the CEO and other senior officers of the Corporation and (ii) incentive compensation and equity based plans generally. For information on the general responsibilities, powers and operation of the Corporate Governance and Compensation Committee, please see the section above entitled "Corporate Governance and Compensation Committee". In addition, please see the sections above entitled "Executive Compensation — Directors' Compensation" and "Executive Compensation — Report on Executive Compensation" for information relating to the remuneration of directors and executive officers.

        Through their review of all officer appointments, the Board and the Corporate Governance and Compensation Committee are involved in management succession and staffing planning issues. The Corporation's management reviews management succession and development with the Corporate Governance and Compensation Committee as part of the annual Board planning session and thereafter as required. While the responsibility for direct training has traditionally been left to senior management, the Board satisfies itself that the necessary levels of integrity, skill and experience exist when reviewing and making officer and senior management appointments.

Other Board Committees

        In addition to the Audit Committee and the Corporate Governance and Compensation Committee, the Board has established a Special Committee of Independent Directors. All of the members of the Special Committee are "independent" of MID management under the applicable Canadian and United States corporate governance guidelines and standards. The Board has also determined that the Special Committee members are independent of MEC, Magna and the Corporation's controlling shareholder. The Special Committee is mandated to review and make recommendations on material related party transactions (and policies concerning material related party transactions), including those with Magna and its subsidiaries and those with the Corporation's subsidiary, MEC. In relation to a specific transaction or project, the Special Committee operates pursuant to an authorizing resolution of the Board that expressly sets out the Committee's responsibilities. As with all other Board committees, the Special Committee is empowered to engage outside advisors at the Corporation's expense where reasonably required in the course of its duties, and has from time to time retained outside legal and financial advisors to assist with its responsibilities.

Assessments

        The Corporation's Corporate Governance and Compensation Committee is charged with the responsibility of annually assessing and overseeing the evaluation of the effectiveness of the Board and its committees. In carrying out this function, the Corporate Governance and Compensation Committee receives from directors completed Effectiveness Questionnaires evaluating the Board as a whole and its committees, and considers the answers and comments in the Questionnaires when reporting to the Board on its findings as to the role, size, composition, competencies, skills and structure of the Board and its committees. The Questionnaires, which are distributed at the start of each year, solicit information on Board and committee priorities, responsibilities, operations and effectiveness, as well as on directors' individual contributions. The Corporate Governance and Compensation Committee views the Questionnaires as an important component of the process it undertakes to assess the performance of individual directors and the overall board and to determine what recommendations, if any, to make to the Board as to suggested improvements to the Board or committee structures or processes.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

        During fiscal 2007, the Corporation purchased an insurance policy, that provided, among other coverages, for executive liability of up to $100 million (per occurrence and in the aggregate for all claims made during the policy year) for officers and directors of the Corporation and its subsidiaries, subject to a $1 million deductible for executive indemnification and a $1.5 million deductible for oppressive conduct claims. MEC was included in this coverage up to $65 million, and $35 million in excess of $65 million was provided for MID only. The premium payable in respect of the policy year covering March 31, 2007 to March 31, 2008 for the executive indemnification portion of this insurance policy was $1,312,400, of which MID's portion was $700,580.

CONFIRMATION OF BY-LAW AMENDMENTS

        On March 25, 2008, the Board passed a resolution approving certain amendments to MID's By-Law No. 1 dated August 29, 2003 (the "By-Laws"), which amendments are set forth in Exhibit A to this Circular.

        The amendments to the By-Laws conform the indemnification provisions of the By-Laws to the current provisions of the OBCA. Since the By-Laws were originally adopted in 2003, the OBCA has been amended to permit increased flexibility with respect to the indemnification that a corporation can provide to its directors and officers and to broaden the range of circumstances in which indemnification may be sought. In addition, the amendments to the By-Laws permit MID to issue shares without a physical certificate. This change was proposed in response to recent amendments to the rules of the NYSE which require issuers listed on the NYSE to be eligible to participate in a program known as the Direct Registration System. The Direct Registration System is a form of recording stock ownership that allows investors to register their securities in book-entry form, directly on the books of a company's transfer agent. Lastly, the amendments to the By-Laws conform the provisions of the By-Laws relating to delegation by the Board to the officers of the Corporation to the OBCA by clarifying that such delegation is subject to the limitations set out in the OBCA.

        At the Meeting, shareholders will be asked to consider and, if deemed appropriate, approve, by simple majority of the votes cast by the holders of Class A Subordinate Voting Shares and Class B Shares present or represented by proxy at the Meeting, a resolution to confirm the amendments to the By-Laws set forth in Exhibit A to this Circular as made by the Board (the "By-Law Resolution"). The full text of the By-Laws as amended is attached to this Circular as Exhibit B. If the By-Law Resolution is not passed by the shareholders, the amendments to the By-Laws will cease to be effective on the date of such rejection and no subsequent resolution of the directors to amend the By-Laws having substantially the same purpose or effect will be effective until it is confirmed or confirmed as amended by the shareholders.

        The Board of Directors recommends a vote "FOR" the By-Law Resolution to confirm the amendments to the By-Laws set forth in such resolution.

OTHER MATTERS

        Management is not aware of any amendments or variations to matters identified in the Notice or of any other matters that are to be presented for action at the Meeting other than those described in the Notice.

        Information stated in this Circular is dated as at April 1, 2008 except where otherwise indicated. The contents and the mailing of this Circular have been approved by the Board.

        The Corporation is required to file an Annual Information Form with Canadian securities regulatory authorities and an annual report on Form 40-F with the SEC. A copy of the most recent Annual Information Form, this Circular and the Corporation's Annual Report (containing consolidated financial statements of the Corporation and Management's Discussion and Analysis of Results of Operations and Financial Condition for the year ended December 31, 2007) are available on the Corporation's website at www.midevelopments.com and will be sent to any person upon request in writing addressed to the Secretary at the Corporation's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. The annual report on Form 40-F for the year ended December 31, 2007 is available at the SEC's website, www.sec.gov, and will be sent to any person upon such a request in writing.

        Additional information relating to the Corporation is available on SEDAR at www.sedar.com and financial information relating to the Corporation is provided in the Corporation's consolidated financial statements and Management's Discussion and Analysis of Results of Operation and Financial Condition for the year ended December 31, 2007.

John D. Simonetti	Richard J. Crofts
Chief Executive Officer	Executive Vice-President, Corporate Development, General Counsel and Secretary

EXHIBIT A

BY-LAWS RESOLUTION

BE IT RESOLVED THAT:

1.
The following amendments to By-Law No. 1 of the Corporation ("By-Law No. 1") are confirmed as made by the directors of the Corporation:

(a)
Section 4.2 of By-Law No. 1 is amended by deleting such section in its entirety and substituting therefor the following:

    Duties of Officers. The officers shall perform such duties as may be specified from time to time by, or pursuant to a delegation of authority from, the board, subject to the limitations prescribed by the Act.

  (b)
  Section 5.2 of By-Law No. 1 is amended by deleting such section in its entirety and substituting therefor the following:

    Indemnification. The Corporation shall indemnify a director or officer or a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with the Corporation or other entity. The Corporation is authorized to enter into agreements evidencing its indemnity in favour of the foregoing individuals and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this provision, in each case to the fullest extent permitted by law.

  (c)
  Section 6.1 of By-Law No. 1 is amended by adding the following before the first sentence thereof:

    The shares of the Corporation may be certificated or uncertificated.

2.
Any two officers of the Corporation are hereby authorized to sign any and all documents and take any and all measures necessary or advisable in order to give full force and effect to the foregoing resolution.

A-1

EXHIBIT B

PROPOSED AMENDED BY-LAWS

            A by-law relating generally to the transaction of the business and affairs of MI Developments Inc. (the "Corporation")

CONTENTS

Section

1	Business of the Corporation
2	Directors
3	Delegation by the Board of Directors
4	Officers
5	Protection of Directors, Officers and Others
6	Shares
7	Meetings of Shareholders
8	Dividends and Rights
9	Notices
10	Repeal and Effective Date
11	General

BE IT ENACTED as a by-law of the Corporation as follows:

Section 1

BUSINESS OF THE CORPORATION

1.1
Financial Year.  Until changed by resolution of the board, the financial year of the Corporation shall end on December 31 in each year.

1.2
Execution of Contracts, etc.  Contracts, documents and other instruments in writing requiring execution by the Corporation may be signed manually or, to the extent permitted under the Act or other applicable law, with electronic signatures by any two directors or officers, one of whom holds the office of chairman, deputy chairman, vice-chairman, president, executive vice-president, senior vice-president, vice-president, treasurer, assistant treasurer, controller or secretary, and all contracts, documents or other instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. For greater certainty, the corporate seal of the Corporation may but need not be affixed to such items. Any individual who is a director or who holds one of the offices named above may sign certificates and similar instruments (other than share certificates) on the Corporation's behalf with respect to any factual matters relating to the Corporation's business and affairs. Notwithstanding this provision, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

1.3
Registered Office.  The registered office of the Corporation shall be situated in the municipality or geographical township within Ontario specified in the articles or in a special resolution and, until changed by resolution of the board, shall be situated at 455 Magna Drive, Aurora, Ontario.

1.4
Corporate Seal.  Until changed by the board, the corporate seal of the Corporation shall be in the form impressed hereon.

1.5
Banking Arrangements.  The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations and under such agreements, instructions and delegations of powers as the board, or the chairman, the deputy chairman, a vice-chairman, the president, the chief financial officer or any executive or other vice-president and one other officer, may from time to time prescribe. For greater certainty, the chairman, the deputy chairman, a vice-chairman, the president, the chief financial officer or any executive or other vice-president and one other officer shall have the authority to appoint bankers, authorize facsimile signatures on cheques, authorize signing officers to sign, endorse or deposit cheques, bills of exchange and similar documents, and attend to any other matters related to the Corporation's dealings with its bankers.

1.6
Voting Rights in Other Bodies Corporate.  The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

Section 2

DIRECTORS

2.1
Calling of Meetings.  The chairman, the deputy chairman, a vice-chairman, a quorum of the directors or the secretary on the direction of any of the foregoing, may at any time call a meeting of the board at such time and place as they may determine.

2.2
Place of Meetings.  Meetings of the board and of any committee of the board may be held at any place within or outside Ontario. In any financial year, a majority of the meetings of the board need not be held at a place within Canada.

2.3
Notice of Meetings.  Notice of a meeting of the board shall be sent to each director not less than forty-eight hours before the time of the meeting, provided that (i) no notice is required for the first meeting of the board held immediately after the shareholders' meeting at which the directors were elected, and (ii) meetings of the board may be held at any time without notice if all the directors are present or if all the absent directors have waived notice.

2.4
Quorum for Meetings.  A majority of the number of directors, at least one of whom is not an officer or employee of the Corporation or any of its affiliates, shall constitute a quorum for the transaction of business at any meeting of the board.

2.5
Chairman of Meetings.  The chairman of any meeting of the board shall be the chairman of the Corporation if he or she is present. If the chairman is not present, the deputy chairman shall be the chairman of the meeting if he or she is present. If the deputy chairman is not present, a vice-chairman shall be the chairman of the meeting if any is present and if there is more than one vice-chairman present, the directors present at the meeting shall choose one of such vice-chairmen to be the chairman of the meeting. If no vice-chairman is present, the directors present at the meeting shall choose one of their members to be chairman of the meeting.

2.6
Voting.  Questions arising at all meetings of the board and its committees shall be decided by a majority of the votes cast. In case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote in addition to his original vote.

2.7
Remuneration and Expenses.  Each director shall be entitled to receive such remuneration for services as a director as the board may determine. The board may also award additional remuneration to any director serving as a member or the chairman of any committee of the board and to any director undertaking special services on the Corporation's behalf beyond the services ordinarily required of a director. The directors shall also be entitled to be reimbursed for such travelling and other expenses incurred by them in attending board meetings or committee meetings or otherwise in connection with the business and affairs of the Corporation as the board may determine.

Section 3

DELEGATION BY THE BOARD OF DIRECTORS

3.1
Audit Committee.  The board shall appoint annually from its members an audit committee consisting of such number of directors as the board may determine, but not less than three. At least a majority of the members of the audit committee shall be neither officers nor employees of the Corporation or any of its affiliates. The audit committee shall possess and may exercise the authority and powers provided in the Act, as well as all further authority and powers that may be delegated to it from time to time by the board, subject to the limitations prescribed by the Act.

3.2
Other Committees.  The board may designate and appoint one or more additional committees of directors and, subject to the limitations prescribed by the Act, may delegate to each such committee any of the powers of the board.

3.3
Committees of the Board.  Unless otherwise determined by the board, each committee of the board shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. Where the composition of the committee requires a minimum number of persons who are neither officers nor employees, a quorum shall require the presence of such minimum number.

Section 4

OFFICERS

4.1
Appointment of Officers.  The board shall annually, or as often as may be required, designate such offices of the Corporation and appoint such officers as the board may consider advisable. None of such officers, other than the chairman, need be a director of the Corporation.

4.2
Duties of Officers.  The officers shall perform such duties as may be specified from time to time by, or pursuant to a delegation of authority from, the board, subject to the limitations prescribed by the Act.

4.3
Term of Office.  Every officer shall hold office during the pleasure of the board and shall be subject to removal from office by the board at any time, with or without cause.

Section 5

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

5.1
Limitation of Liability.  No director, officer or employee shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be invested or deposited, or for any loss occasioned by any error in judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or employment or in relation thereto, unless the same are occasioned by his own negligence or wilful default; provided that nothing herein shall relieve any director, officer or employee from the duty to act in accordance with the Act or from liability for any breach thereof.

5.2
Indemnification.  The Corporation shall indemnify a director or officer or a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with the Corporation or other entity. The Corporation is authorized to enter into agreements evidencing its indemnity in favour of the foregoing individuals and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this provision, in each case to the fullest extent permitted by law.

Section 6

SHARES

6.1
Share Certificates.  The shares of the Corporation may be certificated or uncertificated. Unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. Signatures may be printed or otherwise mechanically reproduced on the security certificates and every such signature shall for all purposes be deemed to be the signature of the person whose signature it reproduces and shall be binding upon the Corporation. If a certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the security certificate is as valid as if the person were a director or an officer at the date of its issue.

6.2
Joint Shareholders.  Where two or more persons are registered as joint holders of any share, any one of the registered holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

6.3
Options.  The board (or any committee of the board designated by the board) may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board (or any committee of the board designated by the board) shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

Section 7

MEETINGS OF SHAREHOLDERS

7.1
Annual Meetings.  Subject to the Act, the annual meeting of shareholders shall be held at such time in each year and at such place as the board or, failing it, the chairman or, failing him, the secretary may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and transacting such other business as may properly be brought before the meeting.

7.2
Special Meetings.  Either the board or the chairman may at any time call a special meeting of shareholders to be held at such time and at such place as they may determine.

7.3
Chairman, Secretary and Scrutineers.  The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman, deputy chairman, vice-chairman, president, an executive vice-president, a senior vice-president or a vice-president who is a shareholder. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If present, the secretary of the Corporation shall be secretary of the meeting. If the secretary is absent, the chairman of the meeting shall appoint another person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman of the meeting.

7.4
Persons Entitled to be Present.  The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors, the auditor and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Other persons may be permitted to attend on the invitation of the chairman of the meeting or with the consent of the meeting.

7.5
Quorum.  A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person holding or representing by proxy not less than a majority of the total votes attaching to the issued shares of the Corporation entitled to vote at the meeting, each such person being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled; provided that if, at any meeting, the holders of a particular class or series of shares will vote separately as a class or series, a quorum with respect to any such vote shall be two persons present in person holding or representing by proxy not less than 33 1/3% of the total votes attaching to the issued shares of such class or series entitled to vote, each such person being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled. If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

7.6
Proxies.  Proxyholders must be appointed by a form of proxy or other appropriate written instrument of proxy signed by the shareholder or his or her attorney duly authorized in writing that conforms with the requirements of the Act; provided that the board may establish, by resolution, procedures regarding the delivery, completion, execution, submission and revocation of such proxy by telephonic or electronic means as may be permitted by the Act. A proxy deposited in accordance with such procedures may be voted as though the proxy itself were produced at the meeting of shareholders. The chairman of a meeting of shareholders may, subject to such procedures and applicable law, in his or her discretion accept telephonic or electronic communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder, notwithstanding that no proxy conferring such authority has been deposited with the Corporation, and any votes given in accordance with such communication accepted by the chairman of the meeting shall be valid and shall be counted. A proxy shall be acted on only if, prior to the time (if any) specified in the notice calling a meeting of shareholders, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting prior to the time of voting.

7.7
Show of Hands.  Where a question at a meeting of shareholders is decided by a show of hands, every person who is present and entitled to vote shall have one vote.

7.8
Ballots.  Where a ballot is required or demanded to decide any question at a meeting of shareholders, the ballot shall be taken in such manner as the chairman of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of a ballot shall be the decision of the shareholders upon the said question.

7.9
Shareholder Proposals.  Any shareholder who has submitted a proposal to the Corporation relating to action which he desires to be taken at the next shareholders' meeting, of which the Corporation has given notice to shareholders, may discuss his proposal at the meeting to which it relates. Whenever the Corporation has not given notice of the proposal upon one or more of the grounds for refusal set forth in the Act, the shareholder does not have the right to discuss his proposal and, if he attempts to do so, the chairman of the meeting may rule him out of order.

7.10
Meeting by Electronic Means.  Meetings of shareholders may be held by telephonic or electronic means as may be permitted under the Act, and a person participating in a meeting by such means is deemed to be present at the meeting. The board may establish, by resolution, procedures regarding the holding of meetings by such means, including voting by telephonic or electronic means, as may be permitted by the Act.

Section 8

DIVIDENDS AND RIGHTS

8.1
Dividend Payments.  A dividend payable in cash shall be paid by cheque drawn on an account with any of the Corporation's bankers to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.2
Non-receipt of Dividend Cheques.  In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the secretary may from time to time prescribe.

8.3
Unclaimed Dividends.  Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

Section 9

NOTICES

9.1
Method of Giving Notice.  Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall, subject to the provisions of the Act, be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address, or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication or if otherwise communicated by electronic means capable of producing a copy that is accessible to the addressee at the recorded address of such person and is capable of being retained so as to be usable for subsequent reference. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch; and a notice so sent by electronic means shall be deemed to have been given when communicated by such means. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act (Ontario), whichever is the more current. In its discretion, the Corporation may cause any notice to be published on three occasions in one or more Canadian newspapers published in each city in which there are at least fifty shareholders. Such newspaper notices need not reproduce the material which accompanies the notice if the newspaper notice includes information as to places where shareholders may attend to collect such accompanying material.

9.2
Notice to Joint Shareholders.  If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

9.3
Computation of Time.  In computing the date when notice must be given under any provision of this by-law requiring a specified number of days notice of any meeting or other event, the date of giving the notice and the last day of the notice period shall be excluded and, if the last day of the notice period is a Sunday or a holiday, the notice period shall terminate on the next day following that is not a Sunday or a holiday.

9.4
Undelivered Notices.  If any notice given to a shareholder pursuant to this by-law is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

9.5
Omissions and Errors.  The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.6
Persons Entitled by Death or Operation of Law.  Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

9.7
Waiver of Notice.  Where a notice or document is required by the Act, the articles, the by-laws or otherwise, the notice may be waived or the time for the sending of the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto.

Section 10

REPEAL AND EFFECTIVE DATE

10.1
Repeal.  Upon the enactment of this by-law by the board, all former general by-laws of the Corporation are repealed, provided that such repeal shall not affect the previous operation of such repealed by-laws or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or affect the validity of any contract or agreement made pursuant to, any such by-law prior to its repeal. All officers and persons acting under such by-laws so repealed shall continue to act as if appointed under the provisions of this by-law, and all resolutions of the shareholders or the board with continuing effect passed under such repealed by-laws shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

10.2
Effective Date.  This by-law shall become effective immediately upon its enactment by the board, but is subject to confirmation by the shareholders in accordance with the Act.

Section 11

GENERAL

11.1
Corporate Terms.  In this by-law and all other by-laws of the Corporation, unless the context requires otherwise, the terms "articles", "auditors", "board", "chairman", "deputy chairman", "chief financial officer", "directors", "employees", "executive vice-presidents", "officers", "president", "secretary", "senior vice-presidents", "shareholders", "special resolutions", "vice-chairman" and "vice-presidents" mean, respectively, the articles, auditors, board of directors, chairman of the board, deputy chairman, chief financial officer, directors, employees, executive vice-presidents, officers, president, secretary, senior vice-presidents, shareholders, special resolutions, vice-chairman and vice-presidents (if any, in certain cases) of the Corporation at the relevant time.

11.2
Business Corporations Act.  In this by-law, "Act" means the Business Corporations Act (Ontario) and the regulations thereto, as such may be amended or substituted from time to time. Unless otherwise defined in this by-law or the context requires otherwise, words and expressions defined in the Act shall have the same meanings when used herein.

11.3
Number of Directors.  In this by-law, the term "number of directors" means the number of directors provided for in the articles or, whenever a minimum and maximum number of directors is provided for in the articles, the number of directors shall be such number as may be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, such number as may be determined by resolution of the directors.

11.4
Interpretation.  In this by-law, words importing the singular include the plural and vice versa; words importing any gender include any other gender; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

11.5
Invalidity.  The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

ENACTED the 29th day of August, 2003, and AMENDED the 25th day of March, 2008.

"signed" John D. Simonetti Chief Executive Officer	"signed" Richard J. Crofts Executive Vice-President, Corporate Development, General Counsel and Secretary

EXHIBIT C

SHAREHOLDER PROPOSAL FROM GREENLIGHT CAPITAL, INC.

Resolution

WHEREAS:

Magna Entertainment Corp. ("MEC") has lost money since 2001.

MI Developments Inc. ("MID") has made substantial loans to MEC.

In 2005, Greenlight Capital proposed disposing of MID's interest in MEC. Over 92% of Class A shares supported the proposal. Mr. Stronach defeated it using his super-voting shares.

MID's Board declined to recommend the proposal and instead adopted its own additional recommendations ("Board Plan"), including:

  •
  steadily increasing MID's leverage over time so that by 2009 MID's debt to capitalization ratio in respect of its real estate business is 35%;

  •
  steadily increasing dividends over time based on certain factors like FFO;

  •
  having MID opportunistically repurchase its shares.

The Board also:

  •
  determined that MID should consider providing short-term liquidity to MEC;

  •
  directed management to maximize the return on MID's current and future investments in MEC by examining the funding necessary for MEC's strategic plan, stabilizing MEC's capital structure, and assessing all reasonable financing alternatives for MEC.

MID has not implemented the Board Plan. MID has:

  •
  not steadily increased its debt to capitalization ratio to 35% (28% targeted for 2007), but instead has only increased its debt to capitalization ratio from 14% to 15% solely to provide funding to MEC;

  •
  not increased the dividend once since the 2005 shareholder meeting ("Meeting");

  •
  only repurchased 1,660,800 shares (about 3.5%) since the Meeting;

  •
  not maximized the return on MID's investment or established a stable capital structure for MEC;

  •
  continued to fund MEC, growing debt due from MEC from $26 million to $237 million, on a long-term basis rather than a promised short-term basis.

RESOLVED, that MID forthwith implement the Board Plan.

Supporting Statement from Greenlight

In 2005, the Board adopted the Board Plan as their alternative for creating long-term shareholder value. However, the Board has failed to implement it and shareholder value has suffered.

Since the Meeting, MID's stock price has dropped 24%, and MEC's stock price has fallen 90%. The value of MID's investment in MEC has plummeted. MEC's financial prospects have become dire and MID has substantially increased its exposure by lending MEC more money. It is questionable whether MEC is any longer a strategic asset of MID or whether MEC can continue as a going concern. Something must be done to enhance MID's long-term value, and to resolve MID's investment in MEC.

Greenlight is a long-term shareholder (since the spin-out in August 2003) that is calling on the Board to implement its own proposals to increase shareholder value. Greenlight believes that the Board Plan is far superior to MID's actions since 2005. MID has not materially grown its real estate portfolio, added leverage, returned capital to shareholders or improved the circumstances around its investment in MEC. Such failure has made MID vulnerable to a discounted, coercive "going private" takeover attempt by Magna or another Stronach-controlled entity. Greenlight is asking the Board and management to live up to their own words and implement their own plans.

Greenlight urges shareholders to vote in favour of this proposal.

Statement from the Corporation's Board

Since the time of the Corporation's spin-off in August 2003, Greenlight has attempted to impose its views as to how the Corporation is structured, managed and operated. Greenlight filed an oppression application against the Corporation and certain of its current and former directors and officers with the Ontario Superior Court in August 2005. Greenlight's complaints were dismissed entirely by the Court in a decision released in October 2006. Greenlight appealed the decision in November 2006 and the appeal hearing is scheduled for April 2008.

The Corporation's Board believes that Greenlight's proposal does not accurately describe the recommendations adopted by the Board in 2005, nor does it accurately describe the circumstances surrounding the Corporation and its business and investment in MEC, all of which must be considered when assessing the implementation of those recommendations.

The actual recommendations that were adopted by the MID Board in 2005 were as follows:

  The Board determined that MID should refine its financing strategy to further enhance shareholder value by increasing MID's return on equity by:

    •
    increasing MID's financial leverage in a disciplined manner over a reasonable period of time (which the Board currently believes to be five years) to a debt to capitalization ratio in respect of the Real Estate Business of 35% through a combination of capital expenditures on real estate and other opportunities consistent with MID's business strategy and the return of capital to shareholders,

    •
    establishing a policy to regularly increase dividends based on factors including funds from operations per share and prudent use of capital, and

    •
    repurchasing its shares as appropriate opportunities arise through a normal course issuer bid.

  In addition, as recommended by a Special Committee of Independent Directors in respect of Magna Entertainment Corp. ("MEC"), the MID Board:

    •
    determined that, to minimize the possible adverse impact on MID's investment in MEC of unfavourable third party financings, MID should be prepared to consider providing funds to MEC to address any short-term liquidity concerns of MEC, and

    •
    directed management to begin to work closely with MEC to maximize the return on MID's existing investment in MEC and ensure appropriate returns on any additional investment in MEC by, among other things (i) critically examining the funding necessary for the successful execution of MEC's strategic plan, (ii) establishing a more stable capital structure for MEC to pursue its strategic plan, and (iii) assessing all reasonable financing alternatives for MEC on the basis that such financing should enhance MEC shareholder value.

The Board also determined that all of the above recommendations should be evaluated regularly by the Board based on developments in MID's business, opportunities that may arise, and other circumstances existing from time to time.

Contrary to Greenlight's assertions, the Corporation's Board has not abandoned the recommendations. Rather, the implementation of these recommendations has been affected by adverse developments in MID's business that have reduced MID's financial flexibility. These adverse developments include the Greenlight litigation, difficult automotive industry conditions that have impacted Magna International Inc. ("Magna"), MID's principal tenant, significant liquidity issues in the credit market and the general economic slowdown.

With respect to our investment in MEC, MID has worked to assist MEC in implementing a strategy to turn around its operations and achieve a more stable capital structure. However, achieving this goal has taken longer than originally anticipated as a result of MEC's weak operating performance and a deterioration in MEC's overall financial condition due to, among other things, the challenging legislative and regulatory environment in which MEC operates, other competitive and industry factors and difficult real estate market conditions.

For more details on the factors affecting MID's business, growth prospects and relationship with Magna and MEC, please refer to the Corporation's Annual Information Form dated March 28, 2008 (specifically, see "Company Overview", "Description of Our Real Estate Business" and "Risk Factors").

Consistent with the 2005 recommendations, the Board will continue to assess what actions best serve the long-term interests of the Corporation and its stakeholders based on the Corporation's business, opportunities that may arise and other circumstances existing from time to time.

For all of the reasons specified above, the Board believes that it is not necessary to make any recommendation with respect to the proposal.

The Corporation has been advised that the Stronach Trust and other associates of Mr. Stronach intend to vote against the proposal and, given that these entities control a majority of the votes attaching to the Corporation's shares, this means that the proposal will be defeated.

Reorganization Proposal

On March 31, 2008, MID received a reorganization proposal on behalf of various shareholders of MID, including entities affiliated with the Stronach Trust, MID's controlling shareholder. The reorganization proposal is supported by MID shareholders owning more than 50% of the outstanding Class A Subordinate Voting Shares and approximately 95% of the outstanding Class B Shares.

The stated objective of the reorganization is to (a) effect a substantial cash distribution to MID shareholders and (b) create a focussed real estate investment vehicle, which will distribute 80% of its available cash flow, in which the interests of all shareholders will be fully aligned.

The principal components of the reorganization proposal also include significantly increasing MID's leverage and dealing with MID's investment in MEC by, among other things, selling MID's controlling equity investment in MEC to an associate of the Stronach Trust and prohibiting future transactions between MEC and MID without the unanimous consent of MID's Board of Directors, which would include directors nominated by the public shareholders.

For more details on the reorganization proposal, please consult the Corporation's press release dated March 31, 2008 and the proposal term sheet, both of which are available on MID's website at www.midevelopments.com.

The MID Board has not yet made any decisions or recommendations with respect to the reorganization proposal and has constituted a Special Committee of the Board to review and make recommendations relating thereto. The proposal is subject to certain material conditions, some of which are beyond MID's control, and there can be no assurance that the transaction contemplated by the reorganization proposal will be completed. However, a preliminary review of the reorganization proposal suggests that, if implemented, it would significantly alter the circumstances surrounding the Corporation and its business and investment in MEC and address many of the issues raised by Greenlight.

EXHIBIT D

MI DEVELOPMENTS INC. BOARD CHARTER

Purpose

        This Charter has been adopted by the Board of Directors to assist the Board in the exercise of its responsibilities. This Charter, together with the charters of the Board's committees and various policies, principles, procedures, codes and guidelines adopted by the Board from time to time, collectively comprise the Corporation's overall corporate governance framework.

Role of the Board and its Responsibilities

1.
The Board is responsible for the overall stewardship of the Corporation. To this effect, the Board oversees the Corporation's business and affairs and the day-to-day conduct of business by executive management, establishes or approves all corporate policies as required and involves itself jointly with executive management in ensuring the long-term creation of shareholder value and the preservation and protection of the Corporation's assets.

2.
In addition to the Board's legal obligations under the Business Corporations Act (Ontario) and any requirements specified in the Corporation's by-laws, the Board bears principal responsibility for the following:

(a)
Satisfying Itself as to the Integrity of Management:    The Board will take such actions as it deems necessary to satisfy itself as to:

(i)
the integrity of the Corporation's Chief Executive Officer and other members of the Corporation's senior management (the "Corporate Management"); and

(ii)
the creation by the Chief Executive Officer and other members of Corporate Management of a culture of integrity throughout the Corporation.

(b)
Adoption of a Strategic Planning Process:    In respect of each fiscal year, the Board will:

(i)
meet with Corporate Management regarding the strategic planning for the Corporation in which future trends, opportunities and risks over a two to seven-year horizon are jointly identified; and

(ii)
consider a strategic plan which addresses such trends, opportunities and risks.

    Specific strategies and at least two-year business plans will be presented by Corporate Management for discussion. Capital expenditure projections for the following fiscal year will be reviewed and a budget presented at the meeting for approval. Updates on industry trends, current and proposed developments, major new business, capital expenditures and specific problem areas/action plans will be presented by Corporate Management and discussed as part of a Corporate Management report at each regular quarterly Board meeting.

  (c)
  Identification and Management of Principal Risks:    The Board will identify and review with Corporate Management the principal business risks faced by the Corporation. In doing so, the Board may receive reports of Corporate Management's assessment of and proposed responses to such risks as they develop. The Board will ensure the implementation of appropriate systems to manage these risks. The Board may delegate one or more Committees of the Board to receive Corporate Management's assessment and responses and make recommendations and reports to the Board.

  (d)
  Succession Planning and Appointment, Training and Monitoring Executive Management: Through its review of all officer appointments, particularly that of the Chief Executive Officer, the Board is involved in management succession and manpower planning. In reviewing and appointing executive officers, the Board will satisfy itself that candidates possess the necessary levels of integrity, skill and experience. The Board has delegated to the Corporate Governance and Compensation Committee the review of succession plans for the Chief Executive Officer and other key members of Corporate Management and has asked such Committee to provide its report and recommendations to the Board.

  (e)
  Communications Policy:    The Board will ensure that the Corporation maintains a program to effectively communicate with its stakeholders, including shareholders, employees and the general public. Such programs include without limitation, the development of the Corporation's whistleblowing mechanism and the Corporation's website.

  (f)
  Integrity of Internal Control and Management Information Systems:    The Board will ensure that effective systems are in place to monitor the integrity of the Corporation's internal control and management information systems. The Board may delegate to the Audit Committee responsibility to review the effectiveness of the systems and to monitor the Corporation's internal control and management information systems.

  (g)
  Approach to Corporate Governance and Governance Guidelines:    The Board will develop the Corporation's system of and overall approach to corporate governance. The Board may delegate to the Corporate Governance and Compensation Committee responsibility to review and make recommendations to the Board regarding the content and implementation of corporate governance guidelines and other related governance matters and process.

Board Size, Composition and Independence

3.
Size:    The Board shall consist of such number of directors within the range set forth in the Corporation's articles of amalgamation as the Board deems appropriate in order to facilitate effective and efficient decision-making. The Board may delegate to the Corporate Governance and Compensation Committee the responsibility of considering and making recommendations to the Board with respect to the size of the Board.

4.
Composition:    The Board shall consist of directors who represent a diversity of personal experience and background, particularly among the outside directors. At a minimum, each director shall have demonstrated the highest personal and professional integrity; significant achievement in his or her field; experience and expertise relevant to the Corporation's business; a reputation for sound and mature business judgment; the commitment to devote the necessary time and effort in order to conduct his or her duties effectively; and, where required, financial literacy. The Board will rely upon the Corporate Governance and Compensation Committee to assist in identifying potential nominees to the Board.

5.
Independence:    A majority of the Corporation's directors will be individuals who are not officers or employees of the Corporation or any of its affiliates, or individuals who are related to officers or employees of the Corporation. In addition, a majority of the Corporation's directors will be individuals who have no direct or indirect material relationship with the Corporation and who meet the independence requirements prescribed under applicable Canadian and United States laws, rules, regulations and guidelines. The Board shall annually determine the independence of each director based on such applicable laws, rules, regulations and guidelines.

6.
Corporate Governance and Compensation Committee:    The Board has delegated to the Corporate Governance and Compensation Committee duties which include representing the Corporation's independent and unrelated directors in discussions with executive management on corporate governance issues and other matters, assisting in ensuring that the Board functions independently of management, assisting in identifying potential nominees to the Board, assisting in the development and conduct of the assessment of Board effectiveness and performing such other duties and responsibilities as are delegated by the Board from time to time.

7.
Loans to Directors:    The Corporation will not make any personal loans or extensions of credit to directors of the Corporation.

Administration

8.
Meetings:    The Board shall meet at least quarterly, with additional meetings scheduled as required. In addition, the Board shall annually participate in a strategic planning and business plan review meeting. Each director has a responsibility to attend and participate in meetings of the Board. The independent and unrelated directors shall have the opportunity to hold sessions without related directors and management present at least quarterly and shall hold sessions without related directors and management present at least annually.

9.
Meeting Agendas:    The Corporation's Chairman and its Chief Executive Officer will establish a preliminary agenda for each Board meeting with the assistance of the Corporation's Secretary. Any director may request items to be included on the agenda for a meeting.

10.
Meeting Materials:    The Secretary of the Corporation will use his or her best efforts to distribute meeting materials sufficiently far in advance of Board meetings to permit directors to properly review and consider such materials.

11.
Decisions Requiring Prior Board Approval:    In addition to those specific matters requiring prior Board approval under applicable laws, rules and regulations, or elsewhere in this Charter, the Board will be responsible for approving the following:

(a)
the Corporation's interim and annual financial statements, provided that the Board may delegate to the Audit Committee the responsibility to review such financial statements and make its recommendations to the Board;

(b)
strategic plans, business plans and capital expenditure budgets;

(c)
raising of debt or equity capital and other major financial activities;

(d)
hiring, compensation and succession for the Chief Executive Officer and other members of Corporate Management;

(e)
major organizational restructurings, including spin-offs;

(f)
material acquisitions and divestitures; and

(g)
major corporate policies.

12.
Director Orientation and Education:    New directors shall be provided with a basic understanding of the Corporation's business in order to assist such directors in contributing effectively to the Board. Corporate Management will provide new directors with an orientation manual, the opportunity to meet with Corporate Management and operational personnel and the opportunity to visit the Corporation's facilities. The Board may undertake or arrange for such continuing director education activities and programs as it deems advisable.

13.
Self-Evaluation:    The Board has delegated to the Corporate Governance and Compensation Committee the responsibility for assisting in the development and conduct of an annual self-assessment process to assess the effectiveness of the Board as a whole, the committees of the Board and, where appropriate, individual directors.

14.
Outside Advisors:    The Board and its Committees may retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Board and its Committees in carrying out their duties and responsibilities.

Board Committees

15.
Standing Committees:    The Board will have two standing committees: an Audit Committee and a Corporate Governance and Compensation Committee. The purpose, duties and responsibilities of each such committee shall be set forth in a committee charter or authorizing resolution approved by the Board and each standing committee will act within and under the mandate set forth in its charter or authorizing resolution.

16.
Special Committees:    From time to time, the Board may establish special committees to review and make recommendations on specific matters. Where appropriate, such special committees will be composed entirely of independent and unrelated directors of the Corporation.

Board Compensation

17.
Board Compensation:    The Board will approve appropriate compensation, benefits and perquisites for the non-employee directors, following a review by and recommendations of the Corporate Governance and Compensation Committee.

Executive Management

18.
CEO Description:    The Board shall determine in consultation with the Corporation's Chief Executive Officer, the responsibilities of the Chief Executive Officer as well as those goals and objectives that the Chief Executive Officer is responsible for meeting from time to time.

19.
CEO Selection:    The Board is responsible for identifying potential candidates for and approving the appointment of the Corporation's Chief Executive Officer. In identifying potential candidates, the Board will consider a number of factors, including personal and professional integrity, reputation, achievements, business acumen and experience, business judgment, leadership qualities, knowledge and understanding of the Corporation's business environment.

20.
Evaluation of Corporate Management:    The Board, in conjunction with the Corporate Governance and Compensation Committee, will annually assess the performance of Corporate Management in general and the Chief Executive Officer in particular on the basis of performance measures and targets, the Chief Executive Officer's self-assessment report, the goals and objectives referred to in section 18 above, and such other factors as the Board and Corporate Governance and Compensation Committee deem advisable.

21.
Compensation of Executive Management:    The Board will approve all direct and indirect compensation, benefits and perquisites (cash and non-cash) for Corporate Management, including the Chief Executive Officer, based on the recommendations of the Corporate Governance and Compensation Committee. The Board may delegate to the Corporate Governance and Compensation Committee the responsibility for approving compensation, benefits and prerequisites for Corporate Management, including the Chief Executive Officer.

22.
Management Benefits and Perquisites:    The Board will approve the Corporation's policies regarding management benefits and perquisites, based on the recommendations of the Corporate Governance and Compensation Committee.

Stakeholder Feedback

23.
Persons who wish to communicate concerns relating to the Corporation with the Board (as a whole or, in particular, with the independent directors) should address all related correspondence to the Corporation's Secretary at the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario, Canada L4G 7A9.

Review and Revision of Charter

24.
The Board will from time to time review and revise this Charter in such manner as the Board sees fit.

QuickLinks

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT
APPOINTMENT AND REVOCATION OF PROXIES
VOTING OF PROXIES
RECORD DATE
VOTING SECURITIES AND THEIR PRINCIPAL HOLDERS
ANNUAL MEETING MATTERS FINANCIAL STATEMENTS AND AUDITOR'S REPORT
RE-APPOINTMENT OF AUDITOR
BOARD OF DIRECTORS
AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
SHAREHOLDER PERFORMANCE REVIEW GRAPH
Cumulative Total Returns Value of Cdn.$100 Invested on August 20, 2003
EQUITY COMPENSATION PLANS
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
STATEMENT OF CORPORATE GOVERNANCE PRACTICES
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
CONFIRMATION OF BY-LAW AMENDMENTS
OTHER MATTERS
EXHIBIT A BY-LAWS RESOLUTION
EXHIBIT B PROPOSED AMENDED BY-LAWS
CONTENTS
Section 1 BUSINESS OF THE CORPORATION
Section 2 DIRECTORS
Section 3 DELEGATION BY THE BOARD OF DIRECTORS
Section 4 OFFICERS
Section 5 PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
Section 6 SHARES
Section 7 MEETINGS OF SHAREHOLDERS
Section 8 DIVIDENDS AND RIGHTS
Section 9 NOTICES
Section 10 REPEAL AND EFFECTIVE DATE
Section 11 GENERAL
EXHIBIT C SHAREHOLDER PROPOSAL FROM GREENLIGHT CAPITAL, INC.
EXHIBIT D MI DEVELOPMENTS INC. BOARD CHARTER